                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             FREEREALTIME.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

         -----------------------------------------------------------------------

                             FREEREALTIME.COM, INC.
                       8001 IRVINE CENTER DRIVE, SUITE 330
                            IRVINE, CALIFORNIA 92618

                                 ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                October 30, 2001

To our stockholders:

Notice is hereby given that a special meeting of the stockholders of FreeRealTime.com, Inc., a Delaware corporation, will be held on October 30, 2001 at 10:00 a.m., local time, at FreeRealTime's headquarters located at 8001 Irvine Center Drive, Suite 330, Irvine, California 92618, for the following purposes:

         1. to consider and vote upon a proposal to approve the Asset Purchase Agreement, dated July 19, 2001, by and between RedChip Companies, L.L.C., a Delaware limited liability company, and RedChip.com, Inc., a Delaware corporation and wholly-owned subsidiary of FreeRealTime, providing for the sale of substantially all of the assets of RedChip.com to RedChip Companies; and

         2. to transact such other business as may properly come before the special meeting or any adjournment thereof.

Please refer to the accompanying proxy statement for a more complete description of the matters to be considered at the special meeting. The board of directors of FreeRealTime has fixed the close of business on August 31, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting.

The asset purchase agreement provides that, unless waived, the closing of the transactions contemplated by the asset purchase agreement requires the approval of the stockholders of FreeRealTime. The approval of the asset purchase agreement and the satisfaction of the closing condition will require the affirmative vote of the holders of a majority of the outstanding shares of FreeRealTime common stock, who are entitled to vote and are present at, either in person or by proxy, the special meeting.

The board of directors of FreeRealTime has unanimously approved the asset purchase agreement and recommends that you vote FOR approval of the asset purchase agreement. The proposal is described in more detail in the accompanying proxy statement, which you should read in its entirety before voting. A copy of the asset purchase agreement is attached as Exhibit A to the accompanying proxy statement.

FreeRealTime has entered into a voting agreement with holders of sufficient shares of its issued and outstanding shares of common stock to vote in favor of the asset purchase agreement. Although the holders of a majority of the outstanding shares of our common stock have agreed to vote in favor of the asset purchase agreement, we encourage you to participate in this special meeting either in person or by proxy.

YOUR VOTE IS IMPORTANT. Accompanying this notice is a proxy card. Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you plan to attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

                                            By Order of the Board of Directors,

                                            /s/ Michael Neufeld
                                            Michael Neufeld
                                            PRESIDENT, CHIEF FINANCIAL OFFICER
                                            AND SECRETARY

Irvine, California
October 1, 2001

                                                   TABLE OF CONTENTS

                                                                                                               PAGE NO.
                                                                                                               --------
GENERAL..............................................................................................................1
ABOUT FREEREALTIME.COM, INC..........................................................................................1
ABOUT REDCHIP.COM, INC...............................................................................................1
ABOUT REDCHIP COMPANIES, L.L.C.......................................................................................1
SUMMARY OF THE TRANSACTION...........................................................................................2
     What is the transaction?........................................................................................2
     What assets are being sold and what liabilities are being assumed?..............................................2
     What will FreeRealTime receive for the RedChip.com assets?......................................................2
     Will FreeRealTime stockholders receive anything as a result of the transaction?.................................3
     What does the FreeRealTime board of directors recommend?........................................................3
     Do any of FreeRealTime's officers, directors or stockholders have any additional interests in the transaction?..3
     Does FreeRealTime have any conditions that it must satisfy in order to complete the transaction and when does
       FreeRealTime expect to complete the transaction?..............................................................3
     Whom should I call if I have questions?.........................................................................3
     What do FreeRealTime stockholders need to do now?...............................................................3
SUMMARY OF VOTING PROCEDURES.........................................................................................4
     Who can vote at the special meeting?............................................................................4
     What constitutes a quorum?......................................................................................4
     What if I want to revoke my proxy?..............................................................................4
     What if I return my proxy without indicating how I want to vote?................................................4
     Do FreeRealTime stockholders have any dissenters' rights?.......................................................4
     Who will bear the cost of soliciting the proxies?...............................................................4
PROPOSAL TO APPROVE..................................................................................................5
THE ASSET PURCHASE AGREEMENT.........................................................................................5
     Background of the Transaction...................................................................................5
     RedChip.com's Reasons for the Transaction.......................................................................8
     FreeRealTime's Reasons for the Transaction......................................................................8
     Fairness Opinion of Pacific Summit Securities...................................................................9
     Recommendation of FreeRealTime's Board of Directors............................................................11
     Voting Agreement...............................................................................................11
     Summary of the Management Agreement............................................................................11
     Summary of the Asset Purchase Agreement........................................................................12
SECURITY OWNERSHIP OF FREEREALTIME MANAGEMENT AND BENEFICIAL OWNERS OF
  MORE THAN 5%......................................................................................................15
AVAILABLE INFORMATION...............................................................................................16
FORWARD LOOKING STATEMENTS..........................................................................................16
OTHER MATTERS.......................................................................................................17

EXHIBITS
--------
EXHIBIT A (ASSET PURCHASE AGREEMENT)
EXHIBIT B (MANAGEMENT AGREEMENT)
EXHIBIT C (FAIRNESS OPINION)


                             FREEREALTIME.COM, INC.

                       8001 IRVINE CENTER DRIVE, SUITE 330
                            IRVINE, CALIFORNIA 92618
                                 ---------------

                               PROXY STATEMENT FOR

                         SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD OCTOBER 30, 2001

                                 ---------------


                                     GENERAL

The board of directors of FreeRealTime.com, Inc., a Delaware corporation, is soliciting the enclosed proxy for use at the special meeting of stockholders to be held on October 30, 2001, at 10:00 a.m., local time, at FreeRealTime's headquarters located at 8001 Irvine Center Drive, Suite 330, Irvine, California 92618, or at any adjournment thereof, for the following purposes:

         1. to consider and vote upon a proposal to approve the Asset Purchase Agreement, dated July 19, 2001, by and between RedChip Companies, L.L.C., a Delaware limited liability company, and RedChip.com, Inc., a Delaware corporation and wholly-owned subsidiary of FreeRealTime, providing for the sale of substantially all of the assets of RedChip.com to RedChip Companies; and

         2. to transact such other business as may properly come before the special meeting or any adjournment thereof.

We anticipate that such proxy, together with this proxy statement, will be first mailed on or about October 1, 2001, to all stockholders entitled to vote at the special meeting.

FreeRealTime's principal executive office is located at 8001 Irvine Center Drive, Suite 330, Irvine, California, 92618 and its telephone number at that address is (949) 754-3983.

                          ABOUT FREEREALTIME.COM, INC.

We are a Web-centric financial media and investment services company, empowering independent investors with real-time actionable insight, including market data, research and tools, to make knowledgeable investing decisions. We provide investment information services to a wide range of investors, with an emphasis on an audience that we refer to as Sophisticated Online Home and Office investors, which include independent investors, smaller institutional investors, and investment professionals such as executives, managers, and brokers and their clients.

                             ABOUT REDCHIP.COM, INC.

RedChip.com, Inc., a Delaware corporation, is a wholly-owned subsidiary of FreeRealTime. RedChip.com is an independent research firm with an online vertical portal, www.redchip.com, which provides proprietary research and targeted information on emerging growth companies. RedChip.com also publishes the Red Chip Review, a subscription-based research publication, and other related research services. In addition, RedChip.com provides investor awareness services to public companies through its subsidiary RedChip Partners, Inc.

                         ABOUT REDCHIP COMPANIES, L.L.C.

RedChip Companies, L.L.C., a Delaware limited liability company, has no operations and was formed for the sole purpose of purchasing substantially all of the assets of RedChip.com. RedChip Companies is owned 100% by ICM Asset Management, Inc., a Spokane, Washington based asset management firm. ICM Asset Management is in discussions with Jefferies Group, Inc., (NYSE: JEF) a current stockholder of FreeRealTime and a holding company whose affiliated companies, including its principal operating subsidiary, Jefferies & Company, Inc., comprise an institutional brokerage firm and investment bank, for the acquisition of 45% of RedChip Companies, and with Marcus Robins, a former director of FreeRealTime and a director and the president of RedChip.com, for the acquisition of 10% of RedChip Companies.

                           SUMMARY OF THE TRANSACTION

The following is a summary of information contained in this proxy statement. We recommend that you read this summary in conjunction with the more detailed information located elsewhere in the proxy statement and attached exhibits, including the asset purchase agreement.

WHAT IS THE TRANSACTION?

FreeRealTime's wholly-owned subsidiary RedChip.com has agreed to sell and RedChip Companies has agreed to purchase substantially all of RedChip.com's assets. RedChip Companies will also assume certain liabilities of RedChip.com as part of this transaction. Following this asset sale, FreeRealTime will continue to operate its financial media and subscription-based investment services business primarily through its FreeRealTime.com website.

In addition to entering into the asset purchase agreement, RedChip.com entered into a management agreement with RedChip Companies. The management agreement provides that between May 1, 2001 and the closing of the transaction contemplated by the asset purchase agreement, RedChip Companies is responsible for directing RedChip.com's day-to-day operations within the ordinary course of its business, with certain activities subject to approval by RedChip.com. During the term of the management agreement, RedChip Companies will manage the affairs of RedChip.com in accordance with its reasonable business judgment and be solely responsible for providing the necessary funding for all costs of the business operations of RedChip.com. Revenues generated by RedChip.com will inure to RedChip Companies during this management period but are expected to be less than the costs incurred during this same period. To date, RedChip Companies has made payments in the aggregate amount of approximately $663,000 to fund the business operations of RedChip.com from May 1, 2001 to the date of this proxy statement.

In addition, RedChip Companies has agreed to use its best efforts to form an alliance with FreeRealTime which will survive the closing of the asset sale. Specifically, the alliance is expected to provide for on-line distribution of RedChip.com products and services by FreeRealTime in exchange for certain consideration including revenue sharing and advertising payments.

Copies of the asset purchase agreement and management agreement are attached as Exhibits A and B, respectively, to this proxy statement.

WHY ARE FREEREALTIME STOCKHOLDERS BEING ASKED TO VOTE ON THIS TRANSACTION?

FreeRealTime is not a party to the asset purchase agreement. FreeRealTime's wholly-owned subsidiary, RedChip.com, has agreed to sell substantially all of its assets to RedChip Companies. As the sole stockholder of RedChip.com, FreeRealTime has approved the asset purchase agreement. The approval of the stockholders of FreeRealTime is a condition to the closing of the transactions contemplated by the asset purchase agreement that must be either satisfied or waived by RedChip.com and RedChip Companies. Therefore, FreeRealTime is seeking approval of its stockholders in order to satisfy the closing condition contained in the asset purchase agreement which will permit the asset sale to be completed.

WHAT ASSETS ARE BEING SOLD AND WHAT LIABILITIES ARE BEING ASSUMED?

Following this sale, RedChip Companies will operate the RedChip.com business and it is expected that RedChip.com will cease business activities and commence liquidation efforts. RedChip.com has agreed to sell and RedChip Companies has agreed to acquire substantially all of RedChip.com's assets including, tangible and intangible personal property, certain accounts receivable, customer lists, licenses and permits, and goodwill. However, RedChip Companies will not acquire any cash as of the closing date or accounts receivable existing as of April 30, 2001.

WHAT WILL REDCHIP.COM RECEIVE FOR THE REDCHIP.COM ASSETS?

RedChip.com will receive approximately $973,000 which will be paid in a combination of cash and assumption of outstanding debt and liabilities for the sale of the RedChip.com assets. The purchase price will consist of $550,000 in cash payable as a $100,000 cash payment at closing, assumption of a $350,000 loan made by RedChip Companies upon execution of the asset purchase agreement, and assumption of a $100,000 loan made by RedChip Companies to FreeRealTime, as well as assumption of certain liabilities of RedChip.com in the approximate aggregate amount of $423,000. In addition, RedChip Companies has funded, and will continue to fund, such amounts as are necessary for the operations of RedChip.com during the period May 1, 2001 through the closing pursuant to the management agreement described above. To date, RedChip Companies has paid approximately $663,000 to fund the operating expenses of RedChip.com. The purchase price will primarily be used to satisfy outstanding obligations of RedChip.com. It is not anticipated that FreeRealTime, the sole stockholder of RedChip.com, will receive any of this consideration (except for reimbursement of certain operating costs).

WILL FREEREALTIME STOCKHOLDERS RECEIVE ANYTHING AS A RESULT OF THE TRANSACTION?

No. FreeRealTime stockholders will not receive any distributions as a result of this transaction. All proceeds received from the sale of substantially all of the RedChip.com assets will be used to pay obligations of RedChip.com.

WHAT DOES THE FREEREALTIME BOARD OF DIRECTORS RECOMMEND?

The FreeRealTime board of directors recommends that you vote in favor of the proposal to approve the asset purchase agreement. In reaching this decision, the FreeRealTime board of directors consulted with the management of both FreeRealTime and RedChip.com, as well as FreeRealTime's financial and legal advisors, and considered the terms of the asset purchase agreement. After carefully considering the terms of the asset purchase agreement, and after review of the fairness opinion issued by Pacific Summit Securities opining as to the fairness of the transaction, the FreeRealTime board of directors believes that the sale of assets is fair to, and in the best interest of, FreeRealTime's stockholders.

DO ANY OF FREEREALTIME'S OFFICERS, DIRECTORS OR STOCKHOLDERS HAVE ANY ADDITIONAL INTERESTS IN THE TRANSACTION?

Yes. Marc Robins is a former director of FreeRealTime and currently a director of and the president of RedChip.com. Mr. Robins also beneficially owns 527,015 shares of FreeRealTime common stock and has entered into a voting agreement to vote to approve the asset purchase agreement. Mr. Robins is in negotiation for the acquisition of approximately 10% of RedChip Companies. As a member of the boards of directors of FreeRealTime and RedChip.com, Mr. Robins recused himself from the vote regarding the asset purchase agreement and subsequently resigned from his position as a director of FreeRealTime. Mr. Robins has indicated that he will resign from his positions as a director and the president of RedChip.com following the mailing of this proxy statement.

Jefferies Group, Inc. beneficially owns approximately 13.8% of FreeRealTime common stock and is in negotiation for the acquisition of approximately 45% of RedChip Companies, and has entered into a voting agreement to vote to approve of the asset purchase agreement.

DOES FREEREALTIME HAVE ANY CONDITIONS THAT IT MUST SATISFY IN ORDER TO COMPLETE THE TRANSACTION AND WHEN DOES FREEREALTIME EXPECT TO COMPLETE THE TRANSACTION?

Yes. As a condition to the completion of the transactions contemplated by the asset purchase agreement, which may be waived by RedChip.com and RedChip Companies, the holders of a majority of FreeRealTime's common stock which are entitled to vote and are present at, either in person or by proxy, the special meeting must vote in favor of the asset purchase agreement. FreeRealTime has entered into voting agreements with holders of 8,085,524 shares of its common stock, which represents a majority of its issued and outstanding shares of common stock. Therefore, FreeRealTime has voting agreements with holders of sufficient shares of its common stock to approve the asset purchase agreement. FreeRealTime does not need to obtain any federal or state regulatory approvals in connection with this transaction. FreeRealTime expects that the transaction will close on or before October 31, 2001.

WHOM SHOULD I CALL IF I HAVE QUESTIONS?

You should call Michael Neufeld at (949) 754-3983 with any questions about the transaction.

WHAT DO FREEREALTIME STOCKHOLDERS NEED TO DO NOW?

Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting of the FreeRealTime stockholders.

                          SUMMARY OF VOTING PROCEDURES

WHO CAN VOTE AT THE SPECIAL MEETING?

Stockholders of record at the close of business on August 31, 2001 are entitled to notice of and to vote at the special meeting. As of August 31, 2001, 16,075,926 shares of FreeRealTime's common stock $.01 par value were issued and outstanding. On that date, there were 248 stockholders of record. Each share entitles the holder to one vote. In order for the special meeting to commence, a quorum must exist.

WHAT CONSTITUTES A QUORUM?

The presence at a special meeting, in person or by proxy, of the holders of a majority of the shares of FreeRealTime common stock outstanding on the record date will constitute a quorum, permitting the vote on the approval of the asset purchase agreement.

The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters. The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

WHAT VOTE IS REQUIRED TO APPROVE THE ASSET PURCHASE AGREEMENT?

Provided that there is a quorum at the special meeting, a simple majority of the shares voted is required to approve the transactions contemplated by the asset purchase agreement and satisfy the closing condition contained in the asset purchase agreement.

WHAT IF I WANT TO REVOKE MY PROXY?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to FreeRealTime's Secretary, Michael Neufeld, at the address set forth at the top of the first page of this proxy statement, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the special meeting and voting in person.

WHAT IF I RETURN MY PROXY WITHOUT INDICATING HOW I WANT TO VOTE?

If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the person named as the proxy holder on the proxy card, Michael Neufeld, to vote for the approval of the asset purchase agreement and to vote on any other matters that may be voted upon at the special meeting.

DO FREEREALTIME STOCKHOLDERS HAVE ANY DISSENTERS' RIGHTS?

No.  Delaware law does not provide for dissenters' rights for the transaction.

WHO WILL BEAR THE COST OF SOLICITING THE PROXIES?

The cost of this solicitation will be borne by FreeRealTime's subsidiary, RedChip.com. In addition, RedChip.com may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of FreeRealTime's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

                               PROPOSAL TO APPROVE

                          THE ASSET PURCHASE AGREEMENT

The proposal presented to the FreeRealTime stockholders at this special meeting is to consider and approve the asset purchase agreement to which FreeRealTime's wholly-owned subsidiary, RedChip.com, will sell and RedChip Companies will acquire substantially all of the assets of RedChip.com. RedChip Companies will also assume certain obligations all of RedChip.com as part of this transaction.

BACKGROUND OF THE TRANSACTION

In January 2001, the board of directors of FreeRealTime met to discuss the financial and operating results of FreeRealTime and its principal subsidiary, RedChip.com. The board of directors concluded that it could not continue to sustain operating losses at the then-current rate and requested management to explore financial and operating alternatives for FreeRealTime. Management considered several operational alternatives, including streamlining business operations at FreeRealTime and exploring the sale of RedChip.com.

Each member of the boards of directors of FreeRealTime and RedChip.com was asked by Geoffrey Moore (the chairman of both boards at the time) to assist in identifying prospective acquirers for the assets of RedChip.com. Mr. Moore and Mr. Robins were most actively involved in contacting these parties and initiating discussions. Other board members, also agreed to assist with this process by making referrals to possible suitors. Between them, Mr. Moore and Mr. Robins held preliminary discussions with nine potential acquirers. Of these nine parties, one party other than ICM Asset Management expressed significant interest in pursuing a potential purchase of RedChip.com assets and conducted a series of due diligence efforts, but ultimately decided not to make an offer.

On February 28, 2001, Mr. Robins contacted James E. Simmons, President and Chief Investment Officer of ICM Asset Management, Inc., currently the sole member of RedChip Companies. After a discussion about RedChip.com with Mr. Simmons, Mr. Simmons indicated that ICM Asset Management may be interested in acquiring the business of RedChip.com and initiated a due diligence investigation. Over the course of the next month, ICM Asset Management conducted its initial due diligence investigation of the RedChip.com business.

On March 2, 2001, FreeRealTime issued a press release announcing that it was pursuing all available strategic alternatives, including the possible sale of RedChip.com. The press release also announced that FreeRealTime would continue its efforts to further reduce its operating costs.

On March 12, 2001, Mr. Simmons sent an initial proposal/letter of intent to Mr. Moore regarding the purchase of RedChip.com assets by ICM Asset Management or its assigns. Mr. Moore presented the letter to the boards of directors of FreeRealTime and RedChip.com. The boards took no action with respect to the letter other than to authorize Mr. Moore and Michael Neufeld (then Chief Financial Officer of FreeRealTime and RedChip.com and currently the President of FreeRealTime) to continue to pursue discussions with Mr. Simmons in an effort to improve upon the terms detailed in the letter. Negotiations continued throughout March and April and during that period several revised letters detailing the terms of a potential acquisition of RedChip.com were delivered by ICM Asset Management to RedChip.com. During this period and continuing through the first half of June, ICM Asset Management performed an extensive due diligence investigation of the RedChip.com business.

On March 22, 2001, Mr. Simmons sent a letter to Mr. Moore asking for approval from the FreeRealTime and RedChip.com boards of directors to initiate discussions with brokers and other qualified persons in an effort to produce an offer to purchase RedChip.com's assets. On March 23, 2001 the boards of directors of FreeRealTime and RedChip.com met and authorized Mr. Simmons to initiate these discussions. Over the course of the next month, the parties had numerous discussions about a potential transaction and RedChip Companies continued with its due diligence review.

In addition to negotiating the sale of substantially all of the assets of RedChip.com during this period, the parties also discussed having ICM Asset Management manage and fund the operations of RedChip.com during the time period preceding the closing of the proposed asset purchase transaction. The terms of the management agreement would provide that during the period beginning May 1, 2001 and ending with the closing of the asset sale, ICM Asset Management would manage all aspects of the operations of RedChip.com, bearing all associated costs and funding requirements, offset by revenues generated after May 1, 2001.

On April 24, 2001, the boards of directors of FreeRealTime and RedChip.com met and discussed the most recent version of the letter of intent reflecting revised terms as the result of negotiations which had been continuing since March. At that meeting, the boards of directors of FreeRealTime and RedChip.com agreed to pursue the sale of substantially all of the assets of RedChip.com pursuant to the terms of the letter of intent with ICM Asset Management. The boards of directors of FreeRealTime and RedChip.com approved the terms of the letter of intent and agreed to pursue the sale of substantially all of the assets of RedChip.com due to a variety of factors, including:

         - the operations of RedChip.com were not profitable and there were insufficient available funds to sustain long-term operations of RedChip.com;

         - ICM Asset Management was considering funding all operating costs of RedChip.com prior to the closing of an asset sale transaction; and

         - FreeRealTime was seeking ways to reduce operating costs and streamline its business operations.

Following these board meetings, the parties immediately began preparing drafts of the asset purchase agreement and other ancillary documents.

On July 19, 2001 the boards of directors of FreeRealTime and RedChip.com met to discuss the current versions of the asset purchase agreement and the management agreement. Following these discussions, each of the boards of directors of FreeRealTime and RedChip.com approved the asset purchase agreement and management agreement and the board of directors of RedChip.com authorized Michael Neufeld to execute the asset purchase agreement and the management agreement.

On July 19, 2001, Mr. Neufeld, as President of FreeRealTime and Chief Financial Officer of RedChip.com, and Mr. Simmons, President of the newly-formed RedChip Companies, executed the management agreement and the asset purchase agreement for the sale of substantially all of the assets of RedChip.com.

As of the date of this proxy statement, RedChip Companies, through ICM Asset Management, Inc. has made the following payments to RedChip.com (with the exception of the payment of $100,000 on March 30, 2001 made to FreeRealTime as described below) in conjunction with the management and asset purchase agreements:

       DATE                          AMOUNT              PURPOSE
       --------------------------- --------------------- ----------------------------------------------------------------------
       03/30/01                      $100,000.00         This amount represents a loan to FreeRealTime Loan pursuant to the terms of the asset purchase agreement.
       --------------------------- --------------------- ----------------------------------------------------------------------
       05/29/01                       213,405.00         This amount represents a payment for operating expenses of
                                                         RedChip.com for the months of April and May 2001.
       --------------------------- --------------------- ----------------------------------------------------------------------
       06/08/01                        47,107.52         This amount represents a payment for rent expenses of RedChip.com for the months of May and June 2001.
       --------------------------- --------------------- ----------------------------------------------------------------------
       06/13/01                        68,108.83         This amount represents a payment for payroll expenses of RedChip.com for the pay period ending June 15, 2001 and for operating expenses for May and June 2001.
       --------------------------- --------------------- ----------------------------------------------------------------------
       06/13/01                        17,182.75         This amount represents payments made to existing trade creditors and employee obligations of RedChip.com.
       --------------------------- --------------------- ----------------------------------------------------------------------
       06/19/01                         1,355.00         This amount represents a payment made or operating expenses.
       --------------------------- --------------------- ----------------------------------------------------------------------
       06/28/01                         2,402.78         This amount represents a payment for costs associated with
                                                         RedChip.com's Partners' Conference.
       --------------------------- --------------------- ----------------------------------------------------------------------
       06/28/01                        33,378.41         This amount represents payment for payroll expenses of RedChip.com for the pay period ending June 30, 2001 and for operating
                                                         expenses for May and June 2001.
       --------------------------- --------------------- ----------------------------------------------------------------------
       06/28/01                        36,271.96         This amount represents payments made to existing trade creditors and employee obligations of RedChip.com.
       --------------------------- --------------------- ----------------------------------------------------------------------
       07/11/01                        79,154.72         This amount represents payment for payroll expenses of RedChip.com for the pay period ending July 15, 2001 and for operating expenses for May, June and July.
       --------------------------- --------------------- ----------------------------------------------------------------------
       07/11/01                        98,437.90         This amount represents payments made to existing trade creditors and employee obligations of RedChip.com.
       --------------------------- --------------------- ----------------------------------------------------------------------
       07/19/01                       350,000.00         This amount represents a loan to RedChip.com pursuant to the terms of the asset purchase agreement.
       --------------------------- --------------------- ----------------------------------------------------------------------
       07/31/01                        84,376.78         This amount represents payment for payroll expenses of RedChip.com for the pay period ending July 31, 2001 and for operating expenses for June and July 2001.
       --------------------------- --------------------- ----------------------------------------------------------------------
       07/31/01                        20,448.14         This amount represents payments made to existing trade creditors and employee obligations of RedChip.com.
       --------------------------- --------------------- ----------------------------------------------------------------------
       07/31/01                         1,630.00         This amount represents a payment for costs associated with
                                                         RedChip.com's Partners' Conference.
       --------------------------- --------------------- ----------------------------------------------------------------------
       07/31/01                         4,823.07         This amount represents a payment for costs associated with the advertisement of RedChip.com's Partners' Conference
       --------------------------- --------------------- ----------------------------------------------------------------------
       08/14/01                        82,279.48         This amount represents a payment for payroll expenses of RedChip.com for the pay period ending August 15, 2001 and for operating expenses for June, July & August.
       --------------------------- --------------------- ----------------------------------------------------------------------
       08/29/01                        44,815.96         This amount represents payment for payroll expenses of RedChip.com for the pay period ending August 31, 2001 and for operating expenses for July, August and September.
       --------------------------- --------------------- ----------------------------------------------------------------------
       TOTAL                       $1,285,178.33

Summary of Payments Above:
---------------------------

Fundings made per Management Agreement (operating expenses)         $662,837.55
Advances made against cash portion of purchase price                $450,000.00
Payments made against obligations to be assumed                     $172,340.75
                                                                  -------------
Total                                                             $1,285,178.30
                                                                  =============

REDCHIP.COM'S REASONS FOR THE TRANSACTION

The RedChip.com board of directors, in consultation with its financial and legal advisors, carefully considered the terms and conditions of the asset purchase agreement and the proposed sale of substantially all of the assets of RedChip.com. In reaching its decision to approve the asset purchase agreement, the RedChip.com board of directors considered a number of factors, including the following:

         - the business operations of RedChip.com were not profitable and there were insufficient available funds to sustain long-term operations of RedChip.com;

         - the opinion of the financial advisor to the FreeRealTime board of directors that, as of August 28, 2001, and subject to the assumptions and limitations set forth in the fairness opinion, the consideration given in exchange for substantially all of the assets and liabilities of RedChip.com was fair, from a financial point of view, to the holders of the outstanding shares of FreeRealTime common stock;

         - upon the execution of the asset purchase agreement, RedChip.com was to be loaned approximately $350,000 by RedChip Companies and this loan will be tendered to RedChip.com, upon the closing of the transaction; and

         - Prior to execution of the transaction documents RedChip Companies had been funding, and had agreed to continue to fund, all the costs of the business operations of RedChip.com until the closing of the proposed transaction.

The foregoing discussion of the information and factors considered by the board of directors of RedChip.com is not intended to be exhaustive. In view of the wide variety of the factors considered by the board of directors in evaluating the sale of substantially all of the assets of RedChip.com and the complexity of these matters, the board of directors of RedChip.com did not find in practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In considering the factors described above, individual members of the board of directors of RedChip.com may have given different weight to different factors.

FREEREALTIME'S REASONS FOR THE TRANSACTION

The FreeRealTime board of directors, in consultation with its financial and legal advisors, also carefully considered the terms and conditions of the asset purchase agreement and the proposed sale of substantially all of the assets of RedChip.com. The FreeRealTime board of directors determined that the sale of RedChip.com's assets pursuant to the terms of the asset purchase agreement is in the best interests of FreeRealTime's stockholders and recommends that the stockholders vote to approve the asset purchase agreement.

In reaching its decision to approve the asset purchase agreement as the sole stockholder of RedChip.com, the FreeRealTime board of directors considered a number of factors, including the following:

         - the business operations of RedChip.com were not profitable and there were insufficient available funds to sustain long-term operations of RedChip.com;

         - in light of FreeRealTime's current financial condition, the operations of RedChip.com were consuming a portion of the limited financial resources of FreeRealTime;

         - FreeRealTime had modified its existing business strategy such that limited resources were to be used to fund subscription and transaction-oriented initiatives surrounding FreeRealTime's core market data-related business, rendering the unprofitable operations of RedChip.com undesirable to the modified business strategy of FreeRealTime;

         - the opinion of the financial advisor to the FreeRealTime board of directors that, as of August 28, 2001, and subject to the assumptions and limitations set forth in the fairness opinion, the consideration given in exchange for substantially all of the assets of RedChip.com was fair, from a financial point of view, to the holders of the outstanding shares of FreeRealTime common stock;

         - upon the execution of the asset purchase agreement, RedChip.com was to be loaned approximately $350,000 by RedChip Companies and, upon the closing of the transaction, this loan will be assumed by RedChip Companies as a portion of the purchase price; and

         - RedChip.com Companies had agreed to fund all operating costs of RedChip.com until the closing of the proposed transaction, thus eliminating the use of financial resources of FreeRealTime.

The foregoing discussion of the information and factors considered by the board of directors of FreeRealTime is not intended to be exhaustive. In view of the wide variety of the factors considered by the board of directors in evaluating the merger and the complexity of these matters, the board of directors of FreeRealTime did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In considering the factors described above, individual members of the board of directors of FreeRealTime may have given different weight to different factors.

FAIRNESS OPINION OF PACIFIC SUMMIT SECURITIES

The Board of Directors of FreeRealTime has retained Pacific Summit Securities to render an opinion as to the fairness to the stockholders of FreeRealTime, from a financial point of view, of the consideration to be received pursuant to the asset purchase agreement.

In connection with its opinion, Pacific Summit Securities reviewed, among other things:

         -        the terms and conditions of the asset purchase agreement;

         -        the terms and conditions of the management agreement;

         - publicly available information concerning FreeRealTime which Pacific Summit Securities deemed to be relevant, including FreeRealTime's annual reports on Form 10-K;

         - certain of FreeRealTime's interim reports to stockholders and quarterly reports on Form 10-Q; and

         - certain other information concerning FreeRealTime and RedChip.com.

Pacific Summit Securities held discussions with members of FreeRealTime's senior management regarding FreeRealTime's historical and current business, operations, financial condition and future prospects, including discussions regarding liquidity and capital resources then available to FreeRealTime. Pacific Summit Securities reviewed the reported price and trading activity of the shares of FreeRealTime's common stock, compared certain financial and stock market information concerning FreeRealTime with similar information for other companies which Pacific Summit Securities deemed reasonably comparable and the securities of which are publicly traded. In addition, Pacific Summit Securities reviewed the financial industry for companies and transactions which they deemed comparable and performed such other studies and analyses that Pacific Summit Securities considered appropriate.

In rendering its opinion, Pacific Summit Securities relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all financial and other information that was available to it from public sources and that was provided to it by FreeRealTime or its representatives or that was otherwise reviewed by it. With respect to the financial and other information relating to prospects of FreeRealTime and RedChip.com, Pacific Summit Securities assumed that such information reflected the best currently available estimates and judgments of the management of FreeRealTime as to the likely future financial performance of FreeRealTime and RedChip.com. Pacific Summit Securities did not make any independent valuation or appraisal of assets of FreeRealTime or RedChip.com, nor was it furnished with any evaluation or appraisal. Pacific Summit Securities' opinion was based solely upon the information available to it and provided by FreeRealTime, and upon the prevailing economic, financial market and other conditions as they existed as of the date its opinion was rendered. FreeRealTime did not place any limitations on the nature or scope of Pacific Summit Securities' investigation for purposes of rendering this opinion.

For services rendered by Pacific Summit Securities in connection with the asset purchase agreement, FreeRealTime has agreed to pay Pacific Summit Securities a customary fee and reimburse Pacific Summit Securities for reasonable out-of-pocket expenses of $1,500. The FreeRealTime board of directors selected Pacific Summit Securities based on its experience and expertise. Pacific Summit Securities is an investment banking firm specializing in corporate finance, merger and acquisitions and advisory services. Pacific Summit Securities' principal officers have combined over 20 years of mergers, acquisitions and valuation experience. There are no relationships between FreeRealTime, RedChip.com, RedChip Companies, Pacific Summit Securities or any of its officers.

The Pacific Summit Securities opinion, prepared for FreeRealTime's board of directors, is directed only to the fairness to FreeRealTime's stockholders, as of the date of the opinion letter, from a financial point of view, of the consideration to be received pursuant to the asset purchase agreement and does not constitute a recommendation to any stockholder as to how to vote at FreeRealTime's special meeting.

A copy of the Pacific Summit Securities opinion is attached hereto as Exhibit C. Stockholders are urged to read this opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by Pacific Summit Securities.

RECOMMENDATION OF FREEREALTIME'S BOARD OF DIRECTORS

After carefully evaluating all of the above-mentioned factors, including the fairness opinion rendered by Pacific Summit, the FreeRealTime board of directors has determined that the transaction is in the best interest of FreeRealTime and its stockholders and recommends that FreeRealTime stockholders vote for the approval of the asset purchase agreement.

VOTING AGREEMENT

In considering the recommendation of the FreeRealTime board of directors, you should be aware that the following stockholders have entered into a voting agreement with FreeRealTime to vote their respective shares in favor of the proposal to approve the asset purchase agreement:

    Scott Brown                Steve Livingston           Marc Robins
    Brad Gunn                  George Logan               Roth Capital Partners
    John Gunn                  Bob London                 Byron Roth
    ICM Asset Management       Ted Meriam                 Timothy Smith
    Jefferies Group, Inc.      Brian Probolsky            Russ Soph

The executed voting agreements represent a majority of the FreeRealTime issued and outstanding shares of common stock entitled to vote at this special meeting. Although the holders of a sufficient number of shares to approve the asset purchase agreement have agreed to vote in favor of the transaction, FreeRealTime encourages your participation at this special meeting either in person or by proxy.

SUMMARY OF THE MANAGEMENT AGREEMENT

The following is a summary of the material provisions of the management agreement between RedChip.com and RedChip Companies. We encourage you to read all of the information in this proxy statement and the complete management agreement attached as Exhibit B.

MANAGEMENT PROVISIONS

RedChip.com entered into a management agreement with RedChip Companies on July 19, 2001. The management agreement provides that RedChip Companies has the sole right to direct RedChip.com's operations within the ordinary course of its business pending the closing of the transactions contemplated by the asset purchase agreement. Throughout the term of the management agreement, RedChip Companies will manage the affairs of RedChip.com in accordance with its reasonable business judgment, subject to certain approvals by RedChip.com.

FINANCIAL RIGHTS OF REDCHIP.COM AND REDCHIP COMPANIES

The management agreement provides that RedChip Companies is responsible for all operating costs and is entitled to all revenue generated by the operations of RedChip.com subsequent to May 1, 2001. RedChip Companies is liable for all operating expenses subsequent to May 1, 2001 regardless of whether such operating expenses exceed the revenue generated during the period. At the time RedChip.com and RedChip Companies entered into the management agreement, operating costs were exceeding revenues by approximately $200,000 per month. RedChip Companies is not entitled to any payments on accounts receivables existing as of April 30, 2001, with all resulting collections thereon inuring to the benefit of RedChip.com.

INDEMNIFICATION

RedChip.com has agreed to indemnify RedChip Companies for any losses or expenses that it may incur as the result of any actions arising from the operations of RedChip.com prior to May 1, 2001, except to the extent RedChip Companies has expressly assumed any such obligations pursuant to the asset purchase agreement. RedChip Companies has agreed to indemnify RedChip.com for any losses or expenses that it may incur as a result of any actions or inactions arising from the operations of RedChip.com after May 1, 2001.

TERMINATION

The management agreement terminates upon the closing of the asset purchase transaction or by the written consent of both RedChip.com or RedChip Companies.

SUMMARY OF THE ASSET PURCHASE AGREEMENT

The following is a summary of the material provisions of the asset purchase agreement between RedChip.com and RedChip Companies. We encourage you to read all of the information in this proxy statement and the complete asset purchase agreement attached as Exhibit A. FreeRealTime stockholders will not receive any distributions as a result of approving the asset purchase agreement. All proceeds received in this transaction will be used to pay outstanding obligations of RedChip.com.

PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

Under the asset purchase agreement, RedChip Companies will purchase the business, assets, property, rights, and goodwill of RedChip.com. However, RedChip Companies will not purchase any cash in accounts as of the closing date nor any accounts receivables existing as of April 30, 2001.

Under the asset purchase agreement, RedChip Companies will assume the:

         - ordinary business obligations of RedChip.com generated subsequent to May 1, 2001;


         - trade payables existing as of April 30, 2001, in an amount not to exceed $200,000;

         - all unpaid wages, salaries, payroll taxes and other employee benefits existing as of April 30, 2001 up to $120,000;

         -        capital equipment leases in the amount of approximately
                  $50,000;

         -        a note in the amount of approximately $53,000; and

         -        all deferred revenue obligations.

RedChip Companies will pay a total purchase price of approximately $973,000 for the assets of RedChip.com. The purchase price will consist of $550,000 in cash payable as a $100,000 cash payment at closing, assumption of a $350,000 loan made by RedChip Companies to RedChip.com upon execution of the asset purchase agreement, and assumption of a $100,000 loan made by RedChip Companies to FreeRealTime, as well as assumption of certain liabilities of RedChip.com in the approximate aggregate amount of $423,000. The purchase price will be allocated as follows:

                      Tangible Personal Property                      $220,000

                      Accounts Receivable                             $400,000

                      Intangible Personal Property                    $150,000

                      Customer lists                                  $50,000

                      Goodwill                                        $153,000
                                                                      ---------

                      Total                                           $973,000

In addition, pursuant to the management agreement, RedChip Companies has agreed to fund all operating expenses of RedChip.com from May 1, 2001 through the closing. To date, RedChip Companies has funded approximately $663,000 for operating expense deficiencies of RedChip.com pursuant to the management agreement.

REPRESENTATIONS AND WARRANTIES

In the asset purchase agreement, RedChip.com made various representations and warranties relating to, and among other things:

         -        its business and financial condition;

         - the validity and ability to perform under outstanding agreements;

         -        the satisfaction of legal requirements for the transaction;

         -        its ownership of the assets and property being sold; and

         -        the absence of material litigation.

Any breach of these representations and warranties will cause RedChip.com to be in violation of the terms of the asset purchase agreement and may subject it to liability for damages.

CONDITIONS TO COMPLETE THE TRANSACTION

The asset purchase agreement provides that, before the completion of the transaction, RedChip will conduct its business only in the ordinary course of business and consistent with prior practice. The asset purchase agreement also provides that certain conditions must be satisfied, or waived, prior to the closing, including with respect to RedChip.com that:


         - no action or suit be instituted or threatened which presents a substantial risk to the transaction or any party to the transaction;

         - RedChip.com obtains consents to the assignment of all material contracts; and

         - FreeRealTime obtain the consent of holders of a majority of the outstanding shares of FreeRealTime.

INDEMNITY

RedChip.com has agreed to indemnify RedChip Companies, its affiliates, and its shareholders, directors, officers, employees, agents, attorneys and representatives, for a period of 12 months, from any losses which may result from any litigation, arbitration, governmental investigation, suit, action or other proceeding, any tax obligation and any debts or liabilities incurred or arising as of April 30, 2001. RedChip.com's potential liability under the indemnity section is capped at $550,000.

RedChip Companies has agreed to indemnify RedChip.com from any losses that may result from any claim, suit, action or proceeding relating to RedChip Companies, operation or conduct of RedChip.com after April 30, 2001.

TERMINATION

Either party may terminate the asset purchase agreement without liability to the other party if the transaction has not closed by December 31, 2001, provided the terminating party had not yet received the benefits of the condition precedents imposed in the asset purchase agreement.

Either party may terminate the asset purchase agreement by giving notice to the other party of a default and permitting the defaulting party 30 days to cure. If the defaulting party fails to cure the default within the 30 day period, the non-defaulting party may terminate the Asset Purchase Agreement without liability and recover from the defaulting party any damages suffered as a result of the default.

AMENDMENTS AND WAIVERS

The asset purchase agreement may be amended at any time by prior to the closing date or termination of the transaction by written agreement of RedChip.com and RedChip Companies.

CLOSING AND EFFECT OF THE TRANSACTION

If the FreeRealTime stockholders approve the asset purchase agreement and all other conditions of the transaction are satisfied or waived, FreeRealTime expects that the transaction will close on or before October 31, 2001. After the transaction is consummated, RedChip Companies will acquire substantially all of RedChip.com's assets and certain of its liabilities. FreeRealTime will continue with its historical business of providing and distributing a broad range of investment information services, with a focus on "real-time actionable insight" by offering real-timemarket data and value-added content, including news, market commentary, and analytical tools such as charting and streaming portfolio management.

INTEREST OF PERSONS IN THE TRANSACTION

Marcus Robins, a former director of FreeRealTime, is the president of RedChip.com. Mr. Robins founded RedChip.com in 1993 and became a director of FreeRealTime in August 2000 as a result of FreeRealTime's acquisition of RedChip.com. Mr. Robins will resign from his positions as a director and the president of RedChip.com following the mailing of this proxy statement to the stockholders of FreeRealTime.com. As a director of FreeRealTime, Mr. Robins recused himself from the board vote on the approval of the asset purchase agreement and subsequently resigned from his position as FreeRealTime director. Mr. Robins is currently negotiating with ICM Asset Management for the acquisition of 10% of RedChip Companies and is expected to hold a management role with RedChip Companies following RedChip Companies' purchase of substantially all of the assets of RedChip.com.

Jefferies Group, Inc., beneficially owns approximately 13.8% of FreeRealTime common stock and is currently negotiating with ICM Asset Management for the acquisition of 45% of RedChip Companies. Jefferies Group has entered into a voting agreement agreeing to vote its shares to approve the asset purchase agreement.

                SECURITY OWNERSHIP OF FREEREALTIME MANAGEMENT AND
                       BENEFICIAL OWNERS OF MORE THAN 5%

The following table sets forth the beneficial ownership as of August 31, 2001, of FreeRealTime's common stock by each director, all of FreeRealTime's executive officers, all directors and executive officers as a group and by all persons known by FreeRealTime to be the beneficial owners of more than 5% of FreeRealTime's common stock. The information as to beneficial stock ownership is based on reports which have been filed with the Securities and Exchange Commission pursuant to the Exchange Act, and on data furnished by the persons concerning whom such information is given.

     NAME AND ADDRESS OF           NUMBER OF SHARES OF COMMON      PERCENTAGE OF
     BENEFICIAL OWNER(1)(2)         STOCK BENEFICIALLY OWNED           CLASS
     ---------------------------------------------------------------------------
     Michael Neufeld                         362,200(3)                  2.3

     Brian Probolsky                          84,580(4)                  *

     Bob Harris                               40,000(5)                  *

     Marcus Robins                           527,015(6)                  3.3

     Brad Gunn                             2,336,726                    14.5

     Stuart Robson                           777,786                     4.8

     Jefferies Group, Inc.                 2,166,667(7)                 13.5
     11100 Santa Monica Blvd.
     Los Angeles, CA 90025

     Roth Capital Partners Inc.            1,448,042                     9.0
     24 Corporate Plaza
     Newport Beach, CA 92660

     Telescan Inc.                           600,000                     3.7
     5959 Corporate Drive
     Suite 2000
     Houston, TX  77038

     All directors and officers as           486,780                     3.0
         a group


(1) The address for each of the persons listed herein except Stuart Robson is 8001 Irvine Center Drive, Suite 330, Irvine, California 92618.

(2) The address for Stuart Robson is 1710-1171 W. Hastings Street, Vancouver, B.C. V6E2L3.

(3)      Michael Neufeld. This amount consists solely of vested stock options.

(4) Brian Probolsky. This amount includes 77,080 shares of common stock which Mr. Probolsky currently has the right to acquire pursuant to vested stock options.

(5)      Bob Harris. This amount consists solely of vested stock options.

(6) Marcus Robins. Marcus Robins owns 403,257 shares directly, 2,355 are held for the benefit of his three children, and 121,403 shares Mr. Robins currently has the right to acquire pursuant to vested stock options.

(7) Jefferies Group, Inc. This amount includes 1,313,905 shares held by Jefferies & Company, a subsidiary of Jefferies Group, Inc., 590,857 shares held by two limited liability companies of which Jefferies & Company is the managing member, and 261,905 shares which Jefferies & Company has the right to acquire pursuant to an exercisable warrant.

* Less than 1%

                              AVAILABLE INFORMATION

FreeRealTime is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

FreeRealTime filed its annual report for the fiscal year ended March 31, 2000 on Form 10-KSB with the SEC. A copy of the annual report on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to FreeRealTime.com, Inc., 8001 Irvine Center Drive, Suite 330, Irvine, California, 92618, Attention: Secretary. Copies of all exhibits to the annual report on Form 10-KSB are available upon a similar request, subject to payment of a $.15 per page charge to reimburse FreeRealTime for its expenses in supplying any exhibit.

On April 24, 2001, FreeRealTime filed a voluntary petition for relief, for itself, and its wholly-owned subsidiary FreeRealTime.com-Canada, under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Central District of California. The burden on FreeRealTime resulting from the need to focus on reorganization-related matters, as well as to preserve capital, no longer permits for allocating limited financial and human resources to the preparation of a Form 10-KSB or the cost of an audit. Traditional reporting costs in complying with the reporting obligation of the Securities Exchange Act of 1934 would detract from serving FreeRealTime's creditors' best interests and would utilize limited capital currently available for the execution of the reorganization plan. As a result of the above, FreeRealTime has notified the SEC that it will follow the modified reporting procedure described in Staff Legal Bulletin No. 2 (1997) in lieu of filing the periodic reports required under the Exchange Act. The Registrant intends to file with the SEC, under cover of a Form 8-K, copies of the monthly operating reports within 15 calendar days following their submission to the Bankruptcy Court and the United States Trustee. This modified reporting procedure will replace the periodic reports required under the Exchange Act until confirmation of a plan of reorganization. FreeRealTime believes that the modified reporting requirements will best serve the interests of its creditors and stockholders.

                           FORWARD LOOKING STATEMENTS

The proxy statement includes forward-looking statements. Such statements are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "expects," "expected," "plans," "anticipates," and "anticipated." These forward-looking statements are based on current expectations of FreeRealTime, RedChip.com, and RedChip Companies, as the case may be. All statements other than statements of historical facts included in this proxy statement are forward-looking statements. Although FreeRealTime or RedChip Companies believes that these expectations are reasonable, there can be no assurance that such expectations will prove to have been correct. Since forward-looking statements involve risks and uncertainties, the actual results could differ materially. These forward-looking statements represent the judgment of FreeRealTime, RedChip.com, and RedChip Companies as of the date of this proxy statement. All subsequent written or oral forward-looking statements attributable to FreeRealTime, RedChip.com or RedChip Companies, or persons acting on behalf of either party, are expressly qualified in their entirety. FreeRealTime, RedChip.com, and RedChip Companies disclaim any intent or obligation to update their forward-looking statements.

                                  OTHER MATTERS

FreeRealTime knows of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote, as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.



                                             By Order of the Board of Directors,

                                             /s/ Michael Neufeld

                                             Michael Neufeld
                                             CORPORATE SECRETARY
Dated: October 1, 2001

                                      PROXY

                                FREEREALTIME.COM
                       8001 IRVINE CENTER DRIVE, SUITE 330
                            IRVINE, CALIFORNIA 92618



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         TO VOTE BY MAIL
         ---------------

         Please date, sign and mail your proxy card in the envelope provided as soon as possible.


         The undersigned hereby appoints Michael Neufeld as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all shares of common stock of FreeRealTime.com held of record by the undersigned on August 31, 2001 at a special meeting of stockholders to be held on October 30, 2001, or any adjournment thereof.


1. To consider and vote upon a proposal to approve the asset purchase agreement for the sale of substantially all of the assets of RedChip.com, Inc;

                         [ ] FOR                            [ ]   AGAINST



                         [ ] ABSTAIN


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF ASSET PURCHASE AGREEMENT AND FOR ALL OTHER PROPOSALS.

                                     DATED: ____________________________________


                                            ____________________________________
                                            (Signature)

         Please sign exactly as name(s) appear below. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                 DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

EXHIBIT A


                            ASSET PURCHASE AGREEMENT

                                      AMONG

                            REDCHIP COMPANIES, L.L.C.

                                AS THE PURCHASER

                                       AND

                                REDCHIP.COM, INC.

                                  AS THE SELLER

                                     DATED:

                                  JULY 19, 2001
                                -----------------

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT dated as of July 19, 2001 (the "Effective Date"), is made and entered into by and between REDCHIP COMPANIES, L.L.C., a Delaware limited liability company (referred to as the "Purchaser"), and REDCHIP.COM, INC., a Delaware corporation (referred to as the "Company").

         A. Purchaser shall acquire substantially all of the assets of the Company and of RedChip Review, Inc., RedChip Partners, Inc. and RedChip Online, Inc. (collectively, the "Red Chip Companies"). The assets to be acquired from the Red Chip Companies, shall be referred to as the "Business".

         B. Purchaser wishes to purchase from the Company and the Company wishes to sell to Purchaser, the Business together with substantially all of the assets, properties and operating contracts of the Company, subject to certain liabilities and excluding the Excluded Assets, upon the terms and conditions of this Agreement.

         C. Simultaneous with the execution of this Agreement, Purchaser and the Company executed that certain Management Agreement attached hereto as Exhibit C.

         D. Simultaneous with the execution of this Agreement, certain stockholders of FreeRealTime.com, Inc., a Delaware corporation and the sole stockholder of the Company ("FRT"), entered into that certain Voting Agreement attached hereto as Exhibit D.

         E. Simultaneous with the execution of this Agreement, pursuant to an assumption and forgiveness agreement attached hereto as Exhibit G, Purchaser paid to the Company an amount equal to $25,000 plus the aggregate amount of any and all costs actually incurred and paid for by the Business for the period beginning May 1, 2001 and ending on the Effective Date, less any amounts previously paid to the Company by the Purchaser (the "Burn Payment").

         F. Purchaser paid a portion of Burn Payment to the Company in cash reflected in that certain acknowledgement letter from the Company to the Purchaser dated May 25, 2001.

         G. Simultaneous with the execution of this Agreement, Purchaser loaned the Company the sum of Three Hundred Fifty Thousand Dollars ($350,000.00) and the Company executed a promissory note substantially in the form attached hereto as Exhibit E and the Company and Purchaser executed a related security agreement attached hereto as Exhibit F.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the capitalized terms shall have the meaning set forth on Exhibit A, Definitions.

                                   ARTICLE II
                      SALE AND PURCHASE OF ACQUIRED ASSETS

         2.1 ACQUIRED ASSETS TO BE TRANSFERRED. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Company and Purchaser herein set forth, at the Closing, the Company shall sell, transfer, convey, assign and deliver to Purchaser, by appropriate deeds, bills of sale, assignments and other instruments reasonably satisfactory to Purchaser and its counsel, and Purchaser shall purchase from the Company, all of the Company's right, title and interest, as of the Closing Date, in and to the Acquired Assets.

         The Acquired Assets shall be conveyed free and clear of all liabilities, obligations, Liens and Other Encumbrances, excepting only those liabilities and obligations which are expressly to be assumed by Purchaser hereunder and those Liens and Other Encumbrances securing the same which are specifically disclosed in Section 6.6 of the Company Disclosure Schedule or elsewhere herein or are expressly permitted by the terms hereof.

         2.2 EXCLUDED ASSETS. Notwithstanding anything contained herein to the contrary, Purchaser is not acquiring any of the Excluded Assets.

                                   ARTICLE III
                            ASSUMPTION OF LIABILITIES

         3.1 LIABILITIES ASSUMED. As further consideration for the purchase and sale of the Acquired Assets, Purchaser shall, from and after the Closing Date, assume, perform, discharge and pay when due those obligations and liabilities of the Red Chip Companies relating to the Business which are specifically set forth in this Section 3.1 (the "Assumed Obligations and Liabilities"); provided, however, Purchaser shall not assume the liabilities and obligations described in
Section 3.2:

                  (a) only in accordance with the particular terms of the Management Agreement, those obligations and liabilities of the Red Chip Companies related to the Business that arise beginning May 1, 2001 and ending on the Closing Date (the "Interim Period");

                  (b) those certain trade payables existing as of April 30, 2001 contained in Exhibit 4.2(e) in a nominal amount of Three Hundred Seventy Five Thousand Dollars ($375,000.00) provided that any negotiated reduction of the payables shall reduce the amount assumed on a dollar-for-dollar basis, however in no event shall the amount Purchaser pay more than Two Hundred Thousand Dollars ($200,000.00) for such liabilities;

                  (c) all unpaid wages, salaries, payroll taxes, sick pay, vacation pay, flex and other employee benefits existing as of April 30, 2001 with respect to the employees listed on Exhibit 4.2(d) provided such amount does not exceed One Hundred Twenty Thousand Dollars ($120,000.00);

                  (d) the fixed asset capital lease set forth on Exhibit 4.2(f) and the Robins family note in the face amount of Fifty Three Thousand Dollars ($53,000.00) set forth on Exhibit 4.2(g); and

                  (e) all Deferred Revenue Obligations that are non-cash service fulfillment obligations related to Red Chip Review subscriptions and Red Chip Partner contracts as set forth on Exhibit 4.2(h).

         3.2 LIABILITIES NOT ASSUMED. Except to the extent expressly assumed by Purchaser pursuant to Section 3.1, Purchaser shall not assume or be liable for any liabilities or obligations of the Company, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing at the Effective Time or arising thereafter as a result of any act, omission or circumstance taking place prior to the Effective Time.

         3.3 CONTESTED OBLIGATIONS. Nothing contained herein shall require Purchaser to pay or discharge any debts or obligations expressly assumed hereby so long as Purchaser shall in good faith contest the amount or validity thereof; provided, however, that Purchaser will remain solely responsible and liable for such assumed obligations.


                                   ARTICLE IV
                           PURCHASE PRICE, PAYMENT AND
                                 RELATED MATTERS

         4.1 PURCHASE PRICE. The total purchase price (the "Purchase Price") for the Acquired Assets shall be paid at Closing and shall be Nine Hundred Seventy Three Thousand Dollars ($973,000.00).

         4.2 PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be payable by Purchaser as follows:

                   (a) Cash Payment of One Hundred Thousand Dollars
                       ($100,000.00), referred to as the "Closing Payment".

                   (b) Transfer and assumption of that certain promissory note executed by FRT with a face amount of One Hundred Thousand Dollars ($100,000.00), a copy of which is attached hereto as Exhibit 4.2(b) or, if such promissory note is converted into shares of common stock of FRT in accordance with its terms, Purchaser shall transfer and deliver to the Company any and all shares of common stock of FRT received pursuant to such conversion.

                   (c) Transfer and assumption of that certain promissory note executed by the Company on the Effective Date with a face amount of Three Hundred Fifty Thousand Dollars ($350,000.00), a copy of which is attached hereto as
                       Exhibit 4.2(c).

                   (d) Assumption of all unpaid wages, salaries, payroll taxes, sick pay, vacation pay, flex and other employee benefits existing as of April 30, 2001 with respect to the employees listed on Exhibit 4.2(d), provided such amount does not exceed One Hundred Twenty Thousand Dollars ($120,000.00).

                   (e) Assumption of Trade Payables existing as of April 30,
                       2001 set forth on Exhibit 4.2(e) in a nominal amount of up to Three Hundred Seventy Five Thousand Dollars ($375,000.00) as specified by vendor in Exhibit 4.2(e); provided that any negotiated reduction of the payables owed to any vendor shall be reduced the amount on a dollar for dollar basis and that, the aggregate amount of Trade Payables assumed by Purchaser shall not exceed Two Hundred Thousand Dollars ($200,000.00).

                   (f) Assumption of that certain fixed asset capital lease
                       attached hereto as Exhibit 4.2(f).

                   (g) Assumption of that certain promissory note with a face amount of Fifty Three Thousand Dollars ($53,000.00) attached hereto as Exhibit 4.2(g).

                   (h) Those Deferred Revenue Obligations attached hereto as
                       Exhibit 4.2(h).

                   (i) Cash Payment equal to the aggregate amount of any and all costs actually incurred by the Business paid for by the Company for the period beginning May 1, 2001 and ending on the Closing Date, minus any amounts already paid to the Company as the Burn Payment (the "Closing Date Burn Payment").

         4.3 EXCISE TAXES. All sales and documentary and transfer taxes arising out of the sale of the Acquired Assets hereunder and all charges for or in connection with the recording of any document or instrument herein provided shall be paid by the Company.

         4.4 ALLOCATION OF PURCHASE PRICE. It is understood that the total consideration to be received by the Company for the transfer of the Acquired Assets to Purchaser shall be allocated as follows:

            (a)      Tangible Personal Property                  $220,000.00
            (b)      Accounts Receivable                         $400,000.00
            (c)      Intangible Personal Property                $150,000.00
            (d)      Customer lists                               $50,000.00
            (e)      Goodwill                                    $153,000.00
                                                                 ------------
                     Total                                       $973,000.00

         Each party hereto further agrees that said party shall not file any return (or treat any item or items thereon) nor make any other statement or submission to the Internal Revenue Service, any comparable state agency, or any court or other judicial or administrative body, which return, item, statement or submission is inconsistent in whole or in part with the foregoing allocation.

         4.5 NOMINEE. Purchaser may designate a nominee to purchase and take title to the Acquired Assets hereunder; provided, however, that the right to designate a nominee will not relieve the Purchaser of its obligations hereunder.

         4.6 BULK SALES LAW. Purchaser hereby waives compliance by the Company with the provisions of the Bulk Sales Law of any state, and the Company warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Purchaser by reason of such non-compliance to the extent that such liabilities are not specifically assumed by Purchaser under this Agreement. The Company shall indemnify and agree to hold Purchaser harmless from, against and in respect of (and shall on demand, reimburse Purchaser for) any Losses, suffered or incurred by Purchaser be reason of the failure of the Company to pay or discharge such claims. Nothing contained herein shall prevent either Purchaser or the Company from asserting as a bar or defense to any action or proceeding brought under any Bulk Sales Law that such Law does not apply to the transactions contemplated herein.

                                    ARTICLE V
                              EXECUTION AND CLOSING

         5.1 EXECUTION OF THIS AGREEMENT. Upon execution of this Agreement, the Purchaser and the Company shall enter into that certain Management Agreement attached hereto as Exhibit C.

         5.2 TIME AND PLACE OF CLOSING. Subject to the provisions of Section
14.1 hereof as to termination of this Agreement without default, the Closing shall take place at the offices of ICM ASSET MANAGEMENT, INC., 601 W. Main, Suite 600, Spokane, Washington 99201, at 10:00 a.m. local time on September 30, 2001 or at such other time and place as Purchaser and the Company mutually agree in writing, such transactions to be effective as of the Effective Time.

         5.3 TRANSACTIONS AT THE CLOSING. At the Closing, the following shall occur:

                  (a) Purchaser shall pay the Closing Payment and the Closing Date Burn Payment to the Company;

                  (b) Purchaser shall deliver to the Company the certificates referred to in Sections 11.1 and 11.2 hereof;

                  (c) Purchaser shall deliver to the Company such assumption and other agreements as the Company may reasonably request to ensure satisfaction of Sections 4.2(b) - (i).

                  (d) The Company shall deliver to Purchaser an assignment of Contracts, Licenses and Permits, and a bill of sale and assignment covering the balance of the Acquired Assets together with such other instruments of sale, transfer, conveyance, assignment and confirmation, and the Company shall take such further actions, as Purchaser may reasonably deem necessary or desirable in order to convey to Purchaser, and to confirm Purchaser's title to, all of the Acquired Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto;

                  (e) The Company shall deliver all of the Books and Records to Purchaser;

                  (f) The Company shall deliver to Purchaser the certificates referred to in Sections 10.1 and 10.2 hereof;

                  (g) The Company shall provide to Purchaser a certificate of good standing with respect to its jurisdiction of formation and each other jurisdiction in which the Company does business;

                  (h) The Company shall deliver to Purchaser security interest reports, obtained by the Company at its sole expense, dated not earlier than five days prior to the Closing Date, showing that as of the date of said report there are no financing statements on file with respect to any of the Acquired Assets except as permitted hereunder;

                  (i) The Company shall deliver to Purchaser the latest Tax bills affecting the Acquired Assets, including, without limitation, any and all assessment notices, whether special or general, local, state or otherwise;

                  (j) The Company shall deliver to the Purchaser a certificate, in form and substance satisfactory to Purchaser, confirming that the Company is a U.S. Person or otherwise providing evidence which Purchaser deems adequate to relieve Purchaser of any obligation to withhold under Section 1445 of the Code (relating to withholding by buyers of U.S. real property interests, including stock in certain real property holding corporations, in connection with possible liability of the seller for income tax under the Foreign Investment in Real Property Tax Act of 1980); and

                  (k) The Company shall deliver to Purchaser all other properties, documents and certificates reasonably required to be delivered to Purchaser hereunder, to the extent not heretofore delivered.

                  The foregoing transactions shall be deemed to occur simultaneously at the Closing.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser that:

         6.1 ORGANIZATION AND GOOD STANDING. Each of the Red Chip Companies is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation; has all requisite power to own, lease and operate its assets, properties and business and to carry on its business as conducted during the six-month period prior to the date hereof, as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have any adverse effect on the enforceability of any of the Material Contracts or the Company's ability to bring lawsuits, or a Material Adverse Effect upon the financial condition, assets, liabilities, Business, operations or prospects of the Company, or the Company's ability to perform fully its obligations under this Agreement and the other Company Documents. Section 6.1 of the Company Disclosure Schedule sets forth all jurisdictions in which the Red Chip Companies are qualified or licensed to do business as a foreign corporation.

         6.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Company has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and all of the other Company Documents and to perform fully the Company's obligations hereunder and thereunder.

         6.3 DUE AUTHORIZATION; ENFORCEABILITY. The Company has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the other Company Documents and to consummate the transactions contemplated herein and therein. This Agreement is, and as of the Closing Date, the other Company Documents will be, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

         6.4 NO VIOLATION. Except as disclosed in Section 6.4 of the Company Disclosure Schedule, neither the execution or delivery by the Company of this Agreement or any of the Company Documents nor the consummation of the transactions contemplated herein or therein will: (a) violate any provision of the Articles of Incorporation, bylaws or other charter documents of the Company;
(b) violate, conflict with or constitute a default under, permit the termination or acceleration of, or cause the loss of any rights or options under, any Material Contract; (c) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any Material Contract;
(d) result in the creation or imposition of any Lien or Other Encumbrance upon any of the Acquired Assets; or (e) violate or require any consent or notice under any Law or Order to which the Company or any of its properties is subject.

         6.5 REGULATORY APPROVALS AND OTHER CONSENTS. Section 6.5 of the Company Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement, whether prescribed by the Articles of Incorporation, by-laws, partnership agreement or other charter document of the Company, whether prescribed by Law or Order or whether required pursuant to the terms of any Material Contract, which must be obtained from any Person or which must otherwise be satisfied by the Company in order that (i) the execution or delivery by the Company of this Agreement or any of the Company Documents and
(ii) the consummation of the transactions contemplated herein or therein will not cause any breach of the representations and warranties.

         6.6 TITLE TO ACQUIRED ASSETS. Without limiting the representations and warranties as to specific classes of Acquired Assets contained elsewhere herein, the Company has good and marketable title to each of the Acquired Assets owned by it and the valid and enforceable right to receive and/or use each of the Acquired Assets in which the Company has any other interest, free and clear of all Liens and Other Encumbrances except for (a) any Liens and Other Encumbrances disclosed in Section 6.6 of the Company Disclosure Schedule, (b) liens for current taxes not yet due and payable and (c) minor liens or other encumbrances which will not materially impair the value or utility of any material component of the Acquired Assets from and after the Effective Time or the Company's ability to consummate the transactions contemplated herein. The delivery to Purchaser of the instruments of transfer of ownership contemplated by this Agreement will at the Closing Date vest good and marketable title to, or the valid and enforceable right to receive and/or use, each such Acquired Asset in Purchaser, free and clear of all Liens and Other Encumbrances except those marked by an asterisk in Section 6.6 of the Company Disclosure Schedule and those described in (b) and (c) above.

         6.7 ACCOUNTS RECEIVABLE. Section 6.7 of the Company Disclosure Schedule sets forth a complete and accurate schedule of the Accounts Receivable as of April 30, 2001, together with an accurate aging of the same. All Accounts Receivable accrued as of April 30, 2001 and all Accounts Receivable existing as of the date hereof resulted from valid sales in the ordinary course of the Business and were, and are, subject to no valid offsets or counterclaims. Except as set forth in Section 6.7 of the Company Disclosure Schedule, all such Accounts Receivable were, and are, owned by the Company free and clear of any Lien or Other Encumbrance.

         6.8 ACCOUNTS PAYABLE. Section 6.8 of the Company Disclosure Schedule sets forth a true and correct aged list of all accounts payable of the Company as of April 30, 2001.

         6.9 GENERAL. The Company has in all material respects complied with, and is now in all material respects in compliance with, all Laws and Orders applicable to the Company or the Acquired Assets or the operation of the Business, and no material capital expenditures will be required in order to insure continued compliance therewith. Section 6.9 of the Company Disclosure Schedule sets forth each License and Permit, together with its date of expiration and a brief description of its material terms. Except for the Licenses and Permits already held by the Company as disclosed in Section 6.9 of the Company Disclosure Schedule, no other franchise, license, permit, order or approval of any Authority is material to or necessary for the conduct of the Business as previously conducted during the twelve-month period prior to the date hereof, as presently conducted or as proposed to be conducted. Each License and Permit is in full force and effect; the Company is now and has at all times in the past been in all material respects in full compliance with each thereof, no violations are or have in the last five (5) years been recorded by any Authority in respect of any thereof, and no proceeding is pending or, to the knowledge of the Company, threatened to revoke, amend or limit any thereof. Except as disclosed in Section 6.9 of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened proceedings by or before any Authority which involve new special assessments, assessment districts, bonds, Taxes, condemnation actions, Laws or Orders or similar matters which, if instituted, could reasonably be expected to have a Material Adverse Effect upon the financial condition, assets, liabilities or business of the Company, the value or utility of the Acquired Assets or the Company's ability to consummate the transactions contemplated herein.

         6.10 LITIGATION. Section 6.10 of the Company Disclosure Schedule sets forth an accurate and complete description of every pending or, to the knowledge of the Company, threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting the Company, the Business or the Acquired Assets, other than collection actions filed by the Company. The Company has delivered to Purchaser copies of all relevant court papers and other documents relating to the matters referred to in Section 6.10 of the Company Disclosure Schedule. Except as disclosed in Section 6.10 of the Company Disclosure Schedule:

                  (a) no such matter or matters, if decided adversely to the Company, could reasonably be expected to have a Material Adverse Effect upon the financial condition, assets, liabilities, Business, operations or prospects of the Company, the value or utility of the Acquired Assets or the ability of the Company to consummate the transactions contemplated herein;

                  (b) the Company is not in default with respect to any Order by which it is bound or to which its property is subject and there exists no Order enjoining or requiring the Company to take any action of any kind with respect to the Business or the Acquired Assets;

                  (c) neither the Company nor, to the knowledge of the Company, any officer, director or employee of the Company, has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with the Business or the Acquired Assets; and

                  (d) to the knowledge of the Company, no basis exists for any claim, investigation, suit or proceeding which, if decided adversely to the Company, could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, Business, operations or prospects of the Company, the value or utility of the Acquired Assets or the Company's ability to consummate the transactions contemplated herein.

         6.11 TANGIBLE PERSONAL PROPERTY. Section 6.11 of the Company Disclosure Schedule sets forth, as of the date hereof, (i) a description, including the location, of each item of the Tangible Personal Property owned by the Company having either a depreciated book value or estimated fair market value per unit in excess of One Thousand Dollars ($1,000.00), or not owned by the Company but in the possession of or used in the Business and having rental payments therefor in excess of Six Thousand Dollars ($6,000.00) per year; and (ii) a description of the owner of, and any Contract or Other Agreement relating to the use of, each such item of the Tangible Personal Property not owned by the Company and the circumstances under which such property is used. Except as disclosed in
Section 6.11 of the Company Disclosure Schedule, as of the date hereof the Company has good and marketable title to each item of the Tangible Personal Property, free and clear of all Liens and Other Encumbrances except for liens, if any, for personal property taxes not due and liens of repairmen or bailees or other similar liens incurred in the ordinary course of the Business in respect of obligations which are not overdue;

         6.12 INTANGIBLE PERSONAL PROPERTY. Section 6.12 of the Company Disclosure Schedule sets forth, as of the date hereof, (i) a true and accurate identification of each registered and unregistered fictitious business name, trademark, service mark, trade name and slogan, and each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; (ii) a true and complete schedule of each statutory, common law and registered copyright, and each registration and application therefor constituting a part of the Intangible Personal Property; (iii) a true and complete schedule of each patent and associated invention, industrial model, process and design, technical information, know-how and operating, maintenance or other manual and each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; (iv) each item of "software" and associated documentation constituting a part of the Intangible Personal Property; (v) a true and complete list, without extensive or revealing descriptions, of each trade secret constituting a part of the Intangible Personal Property, including each related process or item of know-how or other technical data, and including, as to each such trade secret, the specific location of each writing, computer program or other tangible medium containing its complete description, specifications, source codes, charts, procedures, manuals and other descriptive material relating to it; and (vi) a true and complete list of each Contract or Other Agreement to which the Company is a party either as licensee or licensor relating to any item of the Intangible Personal Property. The Company's transfer to Purchaser of all of its right, title and interest in and to all items of the Intangible Personal Property will not adversely affect in any manner the nature or usefulness thereof in the hands of Purchaser. Except as indicated in Section 6.12 of the Company Disclosure Schedule, as of the date hereof:

                  (a) the Company is the owner of all right, title and interest in and to each item of the Intangible Personal Property, free and clear of all Liens and Other Encumbrances;

                  (b) all patents, copyrights, trademarks and other state and federal registrations and all applications therefor listed in Section
         6.12 of the Company Disclosure Schedule are valid and in full force and effect and are not subject to any Taxes, maintenance fees or actions falling due within 90 days after the date hereof;

                  (c) there are no pending claims, actions, judicial or other adversary proceedings, disputes or disagreements involving the Company concerning any item of the Intangible Personal Property, and, to the knowledge of the Company, no such action, proceeding, dispute or disagreement is threatened;

                  (d) the Company has the right and authority to use each item of the Intangible Personal Property in perpetuity in connection with the conduct of the Business; such use did not and will not conflict with, infringe upon, or violate any patent or other proprietary right of any other Person, and the Company has not infringed and is not now infringing any proprietary right belonging to any other Person;

         6.13 NECESSARY PROPERTIES. As of the date hereof, the Acquired Assets, include all of the assets, real properties, tangible personal properties and intangible properties necessary for the conduct of the Business as conducted during the six-month period prior to the date hereof, as presently conducted and as proposed to be conducted and include substantially all of those properties actually used in the conduct of the Business during the six-month period prior to the date hereof.

         6.14 AGREEMENTS. Section 6.14 of the Company Disclosure Schedule sets forth a true and correct list of each Contract and Other Agreement now in effect except (i) any Contract or Other Agreement which is specifically identified in the Company Disclosure Schedule or which would be required to be disclosed therein but for specific exemptions contained in any of such Sections; (ii) purchase or sales orders made in the ordinary course of the Business and not involving a commitment for a duration greater than one year or an aggregate amount in excess of Ten Thousand Dollars ($10,000.00); and (iii) any other Contract or Other Agreement made in the ordinary course of the Business and not providing for a duration in excess of six months or involving aggregate payments or potential liabilities in excess of One Thousand Dollars ($1,000.00). Except as disclosed in Section 6.14 of the Company Disclosure Schedule, as of the date hereof:

                  (a) each Material Contract is the valid and binding obligation of the other contracting party, enforceable in all material respects in accordance with its terms against the other contracting party and is in full force and effect; and all rights of the Company thereunder are owned free and clear of any Lien or Other Encumbrance;

                  (b) the Company has not received any notice that any party to any Material Contract intends to cancel or terminate any such Material Contract or to exercise or not to exercise any option thereunder;

                  (c) the Company is not a party to, nor bound by, any Contract or Other Agreement or any provision of its Articles of Incorporation or By-laws which (i) restricts the conduct of the Business anywhere in the world or (ii) contains any unusual or burdensome provisions which could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, Business, operations or prospects of the Company, the value or utility of the Acquired Assets or the ability of the Company to consummate the transactions contemplated herein;

                  (d) the Material Contracts include all of the contracts and agreements necessary for the conduct of the Business as conducted during the twelve-month period prior to the date hereof, as presently conducted by the Company and as proposed to be conducted, and include substantially all of the Contracts and Other Agreements actually in force during the twelve-month period prior to the date hereof; and

         6.15 LABOR AND EMPLOYMENT MATTERS. Section 6.15 of the Company Disclosure Schedule sets forth a true and current list of all of the Labor Agreements now in effect. Section 6.15 of the Company Disclosure Schedule also includes a true and complete schedule listing the names, total annual compensation, total accrued vacation and other fringe benefits of each person employed by the Company.

         6.16 PENSION AND BENEFIT PLANS. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, for payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Books and Records. All reasonably anticipated obligations of the Company with respect to such employees, whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Effective Time or adequate accruals therefor have been made in the Financial Statements.

         6.17 INSURANCE. Section 6.17 of the Company Disclosure Schedule sets forth a true and correct list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of the Company specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than Ten Thousand Dollars ($10,000.00). Such policies and binders are in full force and effect and are in all material respects in accordance with the customary insurance requirements for the industry of the Company and in compliance with all applicable Laws and Orders. The Company is not in any material respect in default, nor has it during the last five (5) years ever been in any material respect in default, with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Company has not received a notice of cancellation or non-renewal of any such policy or binder. The Company has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due, or any similar state of facts which may form the basis for termination of any such insurance. The Company has never been refused any insurance with respect to its properties or operations, nor has its insurance coverage ever been limited. No such policy is terminable or cancelable by the insurer by virtue of the consummation of the transactions contemplated herein.

         6.18 SUPPLIERS AND CUSTOMERS. Section 6.18 of the Company Disclosure
Schedule is a correct and current list of all customers of the Business who purchased more than Five Thousand Dollars ($5,000.00) of products or services from the Company during its last fiscal year, together with summaries of the sales made to each such customer during the Company's last fiscal year.

         6.19 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company.

         6.20 FULL DISCLOSURE. The Company has heretofore made all of the Books and Records available to Purchaser for its inspection and has heretofore delivered to Purchaser copies of all agreements and documents referred to in the Company Disclosure Schedule. All documents and other papers delivered to Purchaser by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic. Furthermore, the information furnished to Purchaser by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading.

                                   ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company as follows:

         7.1 DUE FORMATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

         7.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Purchaser has all requisite power, authority and approval required to enter into, execute and deliver this Agreement and the other Purchaser Documents and to perform fully Purchaser's obligations hereunder and thereunder.

         7.3 DUE AUTHORIZATION. Purchaser has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and all other Purchaser Documents and to consummate the transactions contemplated herein and therein. This Agreement is, and as of the Closing Date, such other Purchaser Documents will be, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

         7.4 NO VIOLATION. Except as set forth in Section 7.4 of the Purchaser Disclosure Schedule, neither the execution and delivery of this Agreement and all other Purchaser Documents nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of the Certificate of Formation or limited liability company agreement of Purchaser;
(b) violate, conflict with, or constitute a default under any contract or other lease agreement or other instrument to which Purchaser is a party or by which it or its property is bound; (c) require the consent of any party to any material contract or other agreement to which Purchaser is a party by which it or its property is bound; or (d) violate any Laws or Orders to which Purchaser or its property is subject.

         7.5 REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any Law or Order which must be obtained or satisfied by Purchaser and which are necessary for the execution and delivery by Purchaser of this Agreement and all other Purchaser Documents and the consummation of the transactions contemplated in this Agreement will be obtained and satisfied prior to the Closing.

         7.6 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser.

         7.7 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in Article VII shall be true and complete at and as of the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective.

                                  ARTICLE VIII
       COVENANTS AND AGREEMENTS OF THE PARTIES EFFECTIVE PRIOR TO CLOSING

         The parties hereto covenant and agree as follows:

         8.1 INTERIM PERIOD. Following the Effective Time, Purchaser shall operate all aspects of the Business in accordance with the Management Agreement attached hereto as Exhibit C.

         8.2 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, in its operation of the Business pursuant to the Management Agreement, the Purchaser shall conduct the Business in such a manner that the representations and warranties contained Article VI shall continue to be true and correct as of the Closing Date as if made at and as of the Closing Date. Without the prior written consent of the other party, neither the Company nor the Purchaser shall undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue as of the Closing Date.

         8.3 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, each of the Company and the Purchaser shall conduct the Business only in the ordinary course and consistent with its prior practices, shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation that vary materially from those in use as of the date hereof and shall maintain, keep and preserve the Acquired Assets in good condition and repair. In addition, each of the Company and Purchaser shall use its best efforts (i) to preserve the Business and organization of the Company intact, (ii) to keep available to Purchaser the services of the Company's present officers, employees, agents and independent contractors, (iii) to preserve for the benefit of Purchaser the goodwill of the Company's suppliers, customers, landlords and others having business relations with it,
(iv) to cooperate with Purchaser and use reasonable efforts to assist Purchaser in obtaining the consent of any landlord or other party to any lease or contract with the Company where the consent of such landlord or other party may be required by reason of the transactions contemplated herein.

         8.4 INSURANCE. From the date hereof through the Closing Date, the Company and Purchaser shall maintain in force (including necessary renewals thereof) the insurance policies listed in the Company Disclosure Schedule, except to the extent that they may be replaced with equivalent policies appropriate to insure the Acquired Assets and the Business to the same extent as currently insured at the same rates or at different rates approved by Purchaser.

         8.5 REPORTING AND COMPLIANCE WITH LAW. From the date hereof through the Closing Date, the Company and Purchaser shall duly and timely file all Tax Returns required to be filed with Authorities and duly observe and conform, in all material respects, to all applicable Laws and Orders.

         8.6 LITIGATION. From the date hereof through the Closing Date, each party shall promptly notify the other party of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company, or any officer, director employee, consultant, agent or shareholder, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, Business, operations or prospects of the Company, the value or utility of the Acquired Assets or the ability of the Company to consummate the transactions contemplated herein.

         8.7 ARRANGEMENTS WITH EMPLOYEES. From the date hereof until the Closing Date, the Company shall permit Purchaser to approach and negotiate with any or all employees of the Company, including, but not limited to managerial staff, in an effort to persuade them to continue in the employ of the Company pending the Closing and thereafter to become employees of Purchaser. The Company shall use reasonable efforts to assist Purchaser in such negotiations.

         8.8 NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, the Company shall not, nor shall it cause, suffer or permit its shareholders, directors, officers, employees, representatives, agents, investment bankers, advisors, accountants or attorneys to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal, or engage in negotiations or discussions with any Person, or provide any confidential information or data to any Person, with respect to any acquisition, business combination or purchase of all or any significant asset of the Company, or any direct or indirect equity interest in the Company or otherwise facilitate any effort or attempt to seek any of the foregoing. Furthermore, the Company shall immediately terminate any existing activities, discussions or negotiations with any Person with respect to any of the foregoing.

         8.9 RISK OF LOSS. Purchaser hereby assumes all risk of loss, damage and destruction to all or any part of the Acquired Assets until the Effective Time from any cause whatsoever, whether or not the Company is insured therefor, including, but not limited to, fire, flood, accident, acts of God, earthquake, insurrection, riot, or other causes commonly referred to as force majeure events.

         8.10 TRANSFER OF ASSIGNABLE LICENSES AND PERMITS. From and after the date hereof, the Company and Purchaser shall use their respective best efforts to obtain all necessary governmental approvals to the assignment to Purchaser of those of the Licenses and Permits which are by Law or by their terms assignable to Purchaser. Each party shall bear its own costs and expenses in this regard, and any such transfer or processing fees shall be borne by Purchaser.

         8.11 PURCHASER'S LICENSES AND PERMITS. From and after the date hereof, the Company and Purchaser shall use their respective best efforts to enable Purchaser to obtain from the relevant Authorities all non-assignable licenses and permits needed by Purchaser to own the Acquired Assets and operate the Business. Each party shall bear its own costs and expenses incurred in connection with the administrative processing of any such applications, and any such license or permit application processing fees shall be borne by Purchaser.

         8.12 TRANSFER OF CERTAIN CONTRACTS. From and after the date hereof, the Company and Purchaser shall use their respective best efforts to obtain the necessary consents to the assignment of each Material Contract which by its terms requires the consent of any of the other contracting parties thereto to an assignment thereof to Purchaser. All costs, transfer fees and other expenses incurred by the parties in the process of obtaining such consents, whether incurred before or after the Closing Date, shall be borne by the Company.

         8.13 DIRECTORS AND SHAREHOLDERS AUTHORIZATION; CHANGE OF CORPORATE
NAME.

                  (a) At or prior to the Closing, the Company shall deliver to Purchaser a copy of the resolutions of its Board of Directors together with any and all required resolutions or consents of the shareholders thereof, approving the execution and delivery of this Agreement and the consummation of all the transactions contemplated hereby, duly certified by an officer of the Company.

                  (b) At least ten days prior to the Closing Date, each of the Red Chip Companies shall deliver to Purchaser a duly executed and acknowledged certificate of amendment to each such companies' certificate of incorporation or other appropriate document which is required to change such companies' corporate names to a new name bearing no resemblance to its present name so as to make such companies' present names available to Purchaser. Purchaser is hereby authorized to file such certificate or other document (at the Company's expense) in order to effectuate such change of name at or after the Closing Date as Purchaser may elect.

         8.14 REVENUE SHARING AGREEMENT. From and after the date hereof, the Company and Purchaser will work on a best efforts basis toward executing a marketing agreement whereby FreeRealTime.com, the parent entity of the Company, will provide the following services to Red Chip Companies, LLC, including but not limited to: webcasts of RedChip Partners companies' presentations and road shows, featured content on FRTI.com quote pages for RedChip Partner companies, online marketing of subscriptions to the RedChip Review publication to FreeRealTime.com audience, and web hosting and market data services provided to RedChip.com website. The Company and the Purchaser agree that the proposed marketing agreement will include the following terms and provisions (i) the Purchaser will pay Freerealtime.com, Inc. advertising rates of $20.00 cost per thousand impressions ("CPM") for email sponsorships, $100.00 CPM for dedicated emails and $4.00 CPM for banner ads displayed on the Freerealtime.com, Inc. web site, (ii) the Purchaser will pay Freerealtime.com, Inc. a minimum of $35,000 per month for pre-scheduled marketing campaigns, including sponsorships, email sponsorships and banner advertisements, (iii) Purchaser will pay Freerealtime 35% of all monthly subscription revenues generated from the sale of the Purchaser's or the Company's products and services to the membership base of Freerealtime.com, Inc. and (iv) Freerealtime will pay the Purchaser 35% of all monthly revenues from subscription sales attributed to Freerealtime.com, Inc. marketing activity on the Purchaser's or the Company's web sites. The proposed marketing agreement will also contain a four year term, standard confidentiality provisions, indemnification and representations and warranties.

                                   ARTICLE IX
          CONDITIONS PRECEDENT TO THE OBLIGATION OF EACH PARTY TO CLOSE

         The obligations of the Company and Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing Date of all of the conditions set forth below in this
Article IX. Purchaser, on the one hand, and the Company, on the other hand, may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by Purchaser or the Company of any other right or remedy if the other party shall be in default of any of its respective representations, warranties or covenants contained in this Agreement.

         9.1 NO ACTION OR PROCEEDING. No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated herein which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

         9.2 GOVERNMENTAL APPROVALS. Any and all permits and approvals from any Authority required for the lawful consummation of the transactions contemplated herein shall have been obtained.

         9.3 MATERIAL CONTRACTS. All necessary consents to the assignment of all Material Contracts requiring the consent of third parties to the assignment thereof to Purchaser are listed in Section 9.3 of the Company Disclosure Schedule.

         9.4 THIRD PARTY CONSENTS. It shall be a condition precedent to the obligation of Purchaser to close hereunder that the third party consents necessary for the assignment of those certain Material Contracts of the Company Disclosure Schedule shall have been obtained upon terms and conditions satisfactory to the Purchaser.

         9.5. SHAREHOLDER CONSENT. Purchaser shall have received approval of the transaction contemplated hereby by the stockholders of FRT.

                                    ARTICLE X
          CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER TO CLOSE

         The obligation of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this Article X. Purchaser may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by Purchaser of any right or remedy otherwise available to it if the Company shall be in default of any of its representations, warranties or covenants contained in this Agreement.

         10.1 PERFORMANCE OF COVENANTS. Each obligation of the Company to be performed by it on or before the Closing Date in all material respects pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing the Company shall have delivered to Purchaser a certificate to such effect signed by the President and Chief Financial Officer of the Company and addressed to Purchaser and its lenders.

         10.2 CERTAIN AGREEMENTS AND INSTRUMENTS. Purchaser shall have received at the Closing the agreements, documents and instruments referred to in Article V to be delivered to Purchaser by the Company at the Closing.

         10.3. FAIRNESS OPINION. FreeRealTime.com, parent entity of the Company, shall have received a fairness opinion reasonably acceptable to FreeRealTime.com, which approves of the transaction and which is issued by an investment bank reasonably acceptable to FreeRealTime.com.

                                   ARTICLE XI
         CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE

         The obligation of the Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this Article XI. The Company may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by the Company of any right or remedy otherwise available to it if Purchaser shall be in default of any of its representations, warranties or covenants contained in this Agreement.

         11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement and in any Purchaser Document shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing and at the Closing Purchaser shall have delivered to the Company a certificate to such effect.

         11.2 PERFORMANCE OF COVENANTS. Each of the obligations of Purchaser to be performed by it on or before the Closing Date in all material respects pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing Purchaser shall have delivered to the Company a certificate to such effect.

         11.3 AUTHORITY. All actions required to be taken by, or on the part of, Purchaser to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser's Board of Directors.

                                   ARTICLE XII
          NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         12.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Closing Date, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing Date. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, the Red Chip Companies or the Purchaser makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing. Notwithstanding the foregoing, the indemnification provisions contained in Article XIII shall survive after the Closing Date in any and all events.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         13.1 INDEMNIFICATION BY THE COMPANY. The Company, shall indemnify, defend and hold harmless (i) Purchaser, (ii) each of Purchaser's Affiliates, assigns and successors in interest to the Business and the Assets and (iii) each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from:

                  (a) any litigation, arbitration, governmental investigation, suit, action or other proceeding referred to at Section 6.10, and any liability other than those specifically assumed by the Purchaser pursuant to Section 3.1;

                  (b) any Tax obligation of the Company, other than those, if any, specifically assumed by Purchaser pursuant to Section 3.1;

                  (c) any other debt, liability or obligation of the Company, direct or indirect, fixed, contingent or otherwise, now or as of April 30, 2001 known or unknown, and whether or not then due or payable, which exists at or as of April 30, 2001 or which arises after April 30, 2001 but which is based upon or arises from any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before April 30, 2001, except to the extent the same are (i) current liabilities for trade or business obligations incurred since April 30, 2001 in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practices, (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement) or liabilities or obligations arising under any Material Contract (none of which liabilities or obligations is for breach of contract, breach of warranty, tort or infringement) or liabilities or obligations otherwise incurred after April 30, 2001 in the ordinary course of the Business consistent with past practices and in conformity with the representations, warranties and covenants contained in this Agreement or (ii) expressly assumed by Purchaser pursuant to Section 3.1; and

                  (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incurred either in enforcing this indemnity or out of the consummation of this transaction or the execution of any document contemplated by this Agreement.

         13.2 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and hold harmless the Company from and against any Losses arising out of or due to (i) any liability or obligation assumed by Purchaser pursuant to Article III and (ii) any claim, suit, action or proceeding which pertains to the ownership, organization, operation or conduct of the Business by Purchaser after April 30, 2001 (other than a claim, suit, action or proceeding the likelihood of which should have been disclosed by the Company pursuant to any provision of this Agreement) or to the other affairs of Purchaser prior to or after April 30, 2001, or which pertains in any way, or arises out of, the formation, syndication, capitalization or funding of Purchaser, including, without limitation, any actual or alleged misstatement or omission of material fact in connection with said formation, syndication, capitalization or funding of Purchaser.

         13.3 COMPUTATION OF LOSSES. For purposes of calculating any Losses suffered by an indemnified party pursuant to Sections 13.1 or 13.2 hereof or under any other specific indemnification covenant contained in this Agreement, the amount of the Losses suffered by the indemnified party shall be the net amount of damage so suffered after giving effect to any insurance proceeds recoverable with respect to such matter and to any tax benefits attributable to such damage or to be derived therefrom in the same year or in a subsequent taxable period.

         13.4 LIMITATION ON INDEMNITY. Any claim for indemnification under Sections 13.1 or 13.2 must be made by giving written notice of such claim to the party from whom indemnity is sought not later than twelve (12) months after the Closing Date. In addition, there shall be no claim for indemnification under Sections 13.1 or 13.2 unless the amount of any such single claim exceeds $10,000 (excluding costs and interest claimed), after which time such party shall be fully indemnified for all such claims (to the extent provided in Sections 13.1 or 13.2, as the case may be) from the first dollar of each such claim (including the amounts used to satisfy the $10,000 threshold set forth in this Section 13.4). Finally, the cumulative maximum liability (including costs and interest claimed) of the Company for indemnification pursuant to Section 13.1 shall not exceed Five Hundred and Fifty Thousand Dollars ($550,000.00).

         13.5 NOTICE TO INDEMNIFYING PARTY. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 13.1 or
13.2 or pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnified Party shall promptly give Purchaser or the Company (as appropriate), written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof.

         13.6 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense assume the defense of any claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or such constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnified Party be liable to pay for the costs and expenses of more than one such separate counsel. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.


                                   ARTICLE XIV
                              TERMINATION; REMEDIES

         14.1 TERMINATION WITHOUT DEFAULT. In the event that as of December 31, 2001, any event or state of facts not constituting a default by either party shall exist, which event or state of facts constitutes a failure of the conditions precedent for either party's benefit, the party for whose benefit such condition precedent is imposed hereby shall have the right, at its sole option, to terminate this Agreement prior to the Closing without liability to the other party. Such right may be exercised by Purchaser or the Company, as the case may be, giving written notice to the other on or before the Closing Date, specifying the event or state of facts giving rise to such right of termination.

         14.2 TERMINATION UPON DEFAULT. Either party may terminate this Agreement by giving notice to the other on or prior to the Closing Date, without prejudice to any rights or obligations it may have, if, after written notice of the default and the passage of a thirty (30) day cure period thereafter, the other party has failed in the due and timely performance of any of its covenants or agreements herein contained or there shall have been a breach of the other's warranties and representations herein contained. In any such event the party who is not guilty of the breach may, in addition to all of its other rights and remedies, recover from the party responsible for the breach all Losses.

         14.3 SPECIFIC PERFORMANCE. The parties acknowledge that the Acquired Assets are unique and cannot be obtained by Purchaser except from the Company and for that reason, among others, Purchaser will be irreparably damaged in the absence of the consummation of this Agreement. Therefore, in the event of any breach by the Company of this Agreement, Purchaser shall have the right, at its election, to obtain an order for specific performance of this Agreement, without the need to post a bond or other security, to prove any actual damage or to prove that money damages would not provide an adequate remedy.

         14.4 ATTORNEYS' FEES. If the Company or Purchaser shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition hereof or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 14.4 and elsewhere in this Agreement, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

                                   ARTICLE XV
                            EXPENSES; CONFIDENTIALITY

         15.1 EXPENSES OF SALE. Company shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein.

         15.3 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated herein shall be issued without advance written approval of the form and substance thereof by Purchaser and the Company; provided, however, that such restrictions shall not apply to any disclosure required by regulatory Authorities, applicable Law or the rules of any securities exchange which may be applicable.

                                   ARTICLE XVI
                                     NOTICES

         16. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

         Purchaser:

                  RedChip Companies, L.L.C.
                  601 W. Main, Suite 600
                  Spokane, Washington 99201

                  Attention: James M. Simmons and Scott Atkison

         With a copy to:

                  Roy A. Berg
                  Roy A. Berg, P.C.
                  601 W. Main, Suite 1118
                  Spokane, Washington 99201

         Company:

                  RedChip.com, Inc.
                  26880 Laguna Hills Road, Suite 200
                  Aliso Viejo, California 92656

                  Attention: Michael Neufeld

         With a copy to:

                  Latham & Watkins
                  650 Town Center Drive, 20th Floor
                  Costa Mesa, California 92626-1925

                  Attention: Cary Hyden

         All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.1 FURTHER ASSURANCES. Each of the parties shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

         17.2 MODIFICATIONS AND AMENDMENTS; WAIVERS AND CONSENTS. At any time prior to the Closing Date or termination of this Agreement, Purchaser, on the one hand, and Company, on the other hand, may, by written agreement:

                  (a) extend the time for the performance of any of the obligations or other acts of the other party hereto;

                  (b) waive any inaccuracies in the representations and warranties made by the other party contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; and

                  (c) waive compliance with any of the covenants or agreements of the other party contained in this Agreement.

                  However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall be given in writing.

         17.3 ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the Company and Purchaser Disclosure Schedules) and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the Acquired Assets and related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

         17.4 GOVERNING LAW AND VENUE. This Agreement is to be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof any suit brought hereon the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have IN PERSONAM jurisdiction over it, consents to service of process in any manner prescribed in
Article XVI or in any other manner authorized by Washington law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

         17.5 BINDING EFFECT. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Subject to the provisions of Section 4.5, neither this Agreement, nor any rights or obligations of any party hereunder, may be assigned by a party without the prior written consent of the other party; provided, however, that prior to or following the Closing, this Agreement and any rights and obligations of Purchaser hereunder and under any Purchaser Documents may, without the prior written consent of the Company, be assigned and delegated by Purchaser to any Person affiliated with Purchaser or pledged or hypothecated to any lender(s) of Purchaser or any such Affiliate, and following the Closing, this Agreement and any rights and obligations of Purchaser hereunder and under any Purchaser Documents may also be assigned and delegated by Purchaser, without the prior written consent of the Company, to any successor-in-interest of Purchaser to the Business or the Acquired Assets or to a substantial portion thereof; provided, however, that no delegation by Purchaser of any such obligation shall relieve Purchaser of liability therefor.

         17.6 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart.

         17.7 SECTION HEADINGS. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

         17.8 CURRENCY. All payments required to be made pursuant to this Agreement, including, without limitation, all amounts which in the aggregate comprise the Purchase Price and adjustments thereto made subsequent to the Closing, and amounts required to be paid in accordance with any indemnity provisions of this Agreement, shall be made in United States dollars.

         17.9 GENDER, TENSE, ETC. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

         17.10 SEVERABILITY. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

         17.11 NO THIRD PARTY RIGHTS. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

         PURCHASER                              COMPANY

         RedChip Companies, L.L.C.              RedChip.com, Inc.


         /s/ James M. Simmons                   /s/ Michael Neufeld
         ------------------------------         ------------------------------
         By: James M. Simmons, its President    By: Michael Neufeld, its CFO

                                LIST OF EXHIBITS

Exhibit A - Definitions

Exhibit B - Company Disclosure Statement

Exhibit C - Management Agreement

Exhibit D - Voting Agreement

Exhibit E - Promissory Note

Exhibit F - Security Agreement

Exhibit G - Assumption and Forgiveness Agreement

Exhibit 4.2(b) - Promissory Note ($100,000)

Exhibit 4.2(c) - Promissory Note ($350,000)

Exhibit 4.2(d) - Employee Payables

Exhibit 4.2(e) - Trade Payables

Exhibit 4.2(f) - Fixed Asset Capital Lease

Exhibit 4.2(g) - Robins Family Note

Exhibit 4.2(h) - Deferred Revenue Obligations

EXHIBIT B

                              MANAGEMENT AGREEMENT
                                     BETWEEN

                                REDCHIP.COM, INC.
                                    ("OWNER")

                                       AND

                            REDCHIP COMPANIES, L.L.C.
                                   ("MANAGER")

                                  JULY 19, 2001

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of the 19th day of July, 2001 between RedChip.com, Inc., a Delaware corporation ("Owner"), and RedChip Companies, L.L.C., a Delaware limited liability company with its principal place of business at 601 W. Main, Suite 1118, Spokane, Washington 99201("Manager").

                                    RECITALS

          A. Owner is a corporation consisting of several wholly-owned subsidiaries engaged in the business of publishing financial research, facilitating investor relations, and providing various other financial-related services. Owner or its subsidiaries own the trademarks and servicemarks "RedChip.com", "RedChip Review", "RedChip Online", "RedChip Partners" and variations thereof in various locations throughout the United States.

          B. Manager and Owner have entered into that certain Asset Purchase Agreement dated as of the date hereof attached hereto as Exhibit B (the "Asset Purchase Agreement"). Pursuant to the terms of the Asset Purchase Agreement, Manager has agreed to purchase substantially all of the assets and assume certain liabilities of Owner. The activities conducted with such assets shall be referred to as the "Business."

          C. Manager and Owner have agreed that, pending the Closing Date, as that term is defined in the Asset Purchase Agreement (the "Closing Date"), Manager will provide funding to and pay all current expenses of and all costs incurred by the Business, including the Operating Expenses (as defined below), and have the right to control the day-to-day operations of, the Business on the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner appoints Manager, and Manager accepts the appointment, as exclusive manager and operator of the Business subject to the following terms and conditions:

                                    ARTICLE I
                                   Definitions

         1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

         AFFILIATE - as to a party, any person or entity who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party.

         AUTHORIZED CAPITAL EXPENDITURES - all expenditures for Capital Improvements approved by both Manager and Owner.

         BUSINESS - shall have that meaning given to it in Recital B.

         BUSINESS ACCOUNTS - Accounts at banking institutions selected by Manager, into which Owner shall deposit Manager's Revenue. Business Accounts shall be in the name of both Owner and Manager.

         COMMENCEMENT DATE - May 1, 2001.

         FURNISHINGS AND EQUIPMENT - all furniture, furnishings, and equipment used in, or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Business.

         IMPOSITIONS - all taxes, assessments, and charges, levies, license fees, permit fees, and other authorization fees and charges that at any time may be assessed, levied, confirmed, or imposed on any part of the Business or its operation.

         MANAGEMENT FEES - the fees Owner will pay Manager for managing and operating the Business. Such Management Fees shall equal the difference between the revenue generated by the Business and the Operating Costs of the Business, each during the period beginning on the date this Agreement is executed and ending upon termination.

         MANAGER - RedChip Companies, L.L.C.

         MANAGER'S REVENUE - shall have the meaning specified in Section 3.01.

         OPERATING COSTS - all current costs, charges, and expenses incurred in, or incidental to, the operation of the Business during the Operating Period. In particular, Operating Costs shall include, without limitation, the following:

                  (a) Salaries, benefits, pay all taxes and other labor costs for all employees of the Business;

                  (b) Costs of all office expense, printing, postage, research tools and services, travel, entertainment, telephone, fax, internet connections, investor conferences, operating and capital leases for office equipment and furniture, insurance set forth on Exhibit 1.01 (b) and all other costs necessary or incidental to the operation of the Business;

                  (c) All utility and service charges;

                  (d) The costs of compliance with all Requirements;

                  (e) Rent payable to any party other than Owner or an affiliate of Owner;

                  (f) Those certain costs set forth on Exhibit 1.01(f), which reflect costs incurred prior to May 1, 2001; however, in an amount not to exceed Two Hundred Thousand Dollars ($200,000.00) in the case of Trade Payables, and in an amount not to exceed One Hundred Twenty Thousand Dollars ($120,000) in the case of Employee Related Obligations; and

                  (g) Authorized Capital Expenditures.

         provided, however, that Operating Costs shall not include: (i) depreciation, amortization and other noncash expenses related to the Business;
(ii) by Owner; for the Business; (iii) general administrative and sales and marketing support, which Owner shall provide at its sole expense and consistent with past practices; (iv) any obligation or liability of the Business which was incurred due to an action or inaction of Owner prior to the Operating Period, including obligations for back rent and late fees, except as assumed by Manager pursuant to the Asset Purchase Agreement and (v) direct and indirect expenses incurred in connection with the negotiation and preparation of the Asset Purchase Agreement and the consummation and performance of the transactions contemplated therein. For purposes of the provisions of this Agreement relating to the payment of Operating Costs, the accrual method of accounting shall be used with the following considerations: if in operating the Business the Manager incurs certain costs that create obligations that are unfunded by the Manager and unpaid by the Manager as of the time of the closing of the transaction contemplated by the Asset Purchase Agreement, the Manager must assume such obligations as additional purchase price consideration under the Asset Purchase Agreement. In the event a cost is incurred by the Business that is specifically excluded by the Manager under this paragraph, then the Manager may or may not pay or assume such obligation at its sole and absolute discretion.

         OPERATING EQUIPMENT - all equipment used in, or held in storage for use in (or, if the context so dictates, required in connection with) the operation of the Business.

         OPERATING PERIOD - the period beginning with the Commencement Date and ending upon the expiration or termination of this Agreement.

         OPERATING SUPPLIES - consumable items used in, or held in storage for use in (or, if the context so dictates, required in connection with), the operation of the Business.

         OWNER'S REVENUE - shall have the meaning specified at Section 3.02.

         OWNER - RedChip.com, Inc. and any successor to RedChip.com, Inc.'s interest in this Agreement.

         REQUIREMENTS - all laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities, and all terms of each insurance policy, and all orders, rules, and regulations.

         TERM - shall mean the term of this Agreement as specified in Article
II.

                                   ARTICLE II
                                      Term

         The term of this Agreement shall be from the Commencement Date until the closing of the transactions contemplated by the Asset Purchase Agreement; PROVIDED, HOWEVER, this Agreement may be terminated in accordance with the terms and provisions of Article VIII.

                                   ARTICLE III
                           Basic Management Provisions

                  3.01 Owner and Manager agree that, during the Term, Manager shall have the sole right and obligation (subject to the right of Owner to be consulted with respect to and to approve the implementation by Manager of any of the measures set forth in Exhibit A) to direct the affairs of the Business in the usual and ordinary course of business, and in accordance with its reasonable business judgment, including the right and obligation to control the day-to-day operations of the Business. Manager will have authority and responsibility for managing the Business and making all decisions relating to the operations of the Business, within the parameters set forth in this Agreement.

                  3.02 Throughout the Term, Manager shall manage the affairs of the Business in accordance with its reasonable business judgment and shall act in accordance with a rational business purpose; PROVIDED, HOWEVER, that Manager shall not take with respect to the Business, any of the actions set forth on Exhibit A hereto without the consent of Owner.

                  3.03 During the Operating Period, Owner shall remain solely responsible for the books and records of the Business and perform all accounting procedures and activities for the Business and Manager shall provide (or shall cause the Business to provide) to Owner such financial information with respect to the Business as Owner may request. Owner shall also have custody and control of all cash on hand, receipts and disbursements associated with the Business and will manage all bank accounts related to the business including the Business Accounts. Manager agrees to not directly receive or disburse any checks, cash, or cash equivalents associated with the Business and will immediately forward any collections immediately to the Owner if in the Manager's possession at any time. In addition, Manager will request Owner to disburse any funds from time to time as required by the Business pursuant to this Management Agreement, upon which request owner shall, forthwith, effectuate such disbursement, provided, however, Manager must fund such disbursement to the extent necessary prior to Owner making any such disbursement. Manager must fund all payroll, payroll taxes, and related obligations of the Business at least 3 days prior to each semi-monthly payroll date. In the event Manager fails to fund such payroll accordingly, Manager takes full responsibility for and fully indemnifies Owner with respect to all claims against Owner during the Operating Period and beyond, including but not limited to claim amounts, defense costs, court costs, etc.

                  3.04 Each new agreement and each amendment of an existing agreement of the Business must be approved by the Owner in advance of execution. Owner will not unreasonably withhold or delay approval if in the ordinary course of business, Manager acknowledges that Owner is unlikely to approve an amendment to any existing agreement whereby the Owner believes that certain rights that currently inure to the Owner may be jeopardized in the event of such amendment. Manager agrees not to engage in any discussions with third parties to existing agreements without the expressed written consent of the Owner.

                  3.05 Owner and Manager shall use commercially reasonable efforts to cooperate with each other to implement this Agreement and to assure the successful management of the Business, as contemplated by this Agreement, including but not limited to cooperation on issues related to customer service representatives, business systems, sales support, human resources, etc. consistent with the applicable laws and regulations.

                  3.06 Manager shall be responsible for (and Owner shall use commercially reasonable efforts to cooperate in connection with) obtaining and maintaining all necessary governmental authorizations and complying with applicable regulations and otherwise assisting Manager with all dealings with the applicable federal, state and local authorities as reasonably requested by Manager. In connection therewith, Manager shall work and cooperate with employees of the Business to coordinate and administer obtaining and maintaining all necessary governmental authorizations and complying with applicable regulations in a manner substantially similar to the manner in which such activities are carried out today.

                                   ARTICLE IV
                      Financial Rights of Manager and Owner

         4.01 FINANCIAL RIGHTS OF MANAGER. During the Operating Period, Manager shall be entitled to any and all revenue generated by the Business on and subsequent to May 1, 2001 through the termination of this Agreement (referred to as "Manager's Revenue"). Manager shall not be entitled to payment on accounts receivable existing as of April 30, 2001, and which are set forth on Exhibit
4.01 attached hereto (the "Pre-Operating Period Accounts Receivable"). During the Operating Period, Manager shall be liable for, and be required to pay in full, any and all Operating Costs. During the Operating Period, Manager shall be liable for and be required to pay in full, any and all Operating Costs and other costs of the business incurred by the action or inaction of the Manager, regardless of whether or not Manager's Revenue exceeds such costs.

         4.02 FINANCIAL RIGHTS OF OWNER. During the Operating Period, Owner shall be entitled to keep any and all payments on Pre-Operating Period Accounts Receivable (i.e. the accounts set forth on Exhibit 4.01).

                                    ARTICLE V
                       Duties During the Operating Period

         5.01 LOCATION OF BUSINESS. Manager shall be entitled to change the location of the Business without the need for further approval from Owner; PROVIDED, HOWEVER, that Manager shall have no authority to negotiate on Owner's behalf for any interest in real property.

         5.02 COLLECTION OF ACCOUNTS RECEIVABLE. Owner shall be solely responsible and shall continue to collect all accounts receivable, but in doing so agrees to: (i) not factor the accounts without prior notice to Manager; and
(ii) coordinate with Manager prior to offering any discount on such account. Any payments made by a customer or other debtor (whether made directly to either Manager or Owner) with an outstanding amount listed on the schedule of Pre-Operating Period Accounts Receivable shall first be allocated to such Pre-Operating Period Accounts Receivable until all amounts of such customer's or debtor's Pre-Operating Period Accounts Receivable have been paid in full. Only after a customer or debtor has paid all amounts outstanding listed on the schedule of Pre-Operating Period Accounts Receivable shall any additional amounts paid by such customer or debtor be deemed to be Manager's Revenue. Owner agrees to operate in good faith in the collection of accounts receivable and, at all times, to act in the best interests of the Business, including, without limitation, preserving good business relationships with the customers of the Business. Manager shall be permitted to consult with Owner prior to the initiation of any collection efforts for accounts receivable for activities solely related to services rendered during the Operating Period.

         5.03 FILING FOR PROTECTION UNDER STATE OR FEDERAL BANKRUPTCY LAWS. Owner agrees that it will not VOLUNTARILY, during the Operating Period, without sixty (60) days prior notice (unless Owner has been advised by bankruptcy counsel that such election is required prior to the lapse of the 60 day period),
(i) file in any court pursuant to federal law or the law of any state a voluntary petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of the Business, or (ii) make an assignment for, petition for, or enter into an arrangement for the benefit of creditors.

                                   ARTICLE VI
                         Accounts and Payments to Owner

         6.01 BANK ACCOUNTS. Manager shall deposit in the Business Accounts all of Manager's Revenue. Manager and Owner shall be co-signatories on all such accounts during the Operating Period.

         6.02 STATEMENTS AND PAYMENTS TO OWNER. Owner shall maintain sole responsibility for the books and records and accounting of the Business including accounts receivable, accounts payable, gain and loss statements and payroll processing, but Manager shall provide information and management statements and make payments to Owner as follows:

                  (a) Manager shall be responsible for the fulfillment of and the database management for the RedChip Review Subscription business, including printing and mailing the RedChip Review books to subscribers, forwarding all checks received to Owner for deposit, forwarding other schedules to Owner in accordance with past practice of the RedChip Review, and shall render to Owner, and to any persons designated by Owner, at Owner's expense, any other statements reasonably required by Owner.

                  (b) Forthwith, and without delay Manager shall deliver to Owner cash or any other instrument that embodies all revenue, including both Owner's Revenue and Manager's Revenue.

         6.03 STATEMENTS TO MANAGER. Owner shall provide monthly reports to Manager within 15 days of the end of each month.

                                   ARTICLE VII
                                 Indemnification

                  In the event that Manager incurs any costs, expenses, attorney's fees, liabilities, judgments, or damages ("Adverse Consequences") arising from any action or inaction of the Owner prior to May 1, 2001, Owner agrees to indemnify Manager from and against the entirety of any Adverse Consequences, provided that Manger makes a written claim for indemnification against Owner. In the event that Owner incurs any Adverse Consequences arising from any action or inaction of the Manager after May 1, 2001, Manager agrees to indemnify Owner from and against the entirety of any Adverse Consequences, provided that Manger makes a written claim for indemnification against Owner.

                                  ARTICLE VIII
                                   Termination

         8.01 TERMINATION UPON CLOSING. This Agreement shall automatically terminate (i) upon the closing of the transaction contemplated by the Asset Purchase Agreement or (ii) if the Asset Purchase Agreement is terminated in accordance with its terms.

         8.02 MUTUAL TERMINATION. This Agreement may be terminated through a written instrument signed by the Manager and the Owner.

         8.04 EFFECT OF TERMINATION. Upon any termination of this Agreement, this Agreement shall be of no further force or effect, except that Manager shall be entitled to the Management Fee and shall be responsible for the payment and satisfaction of all Operating Costs and other costs described herein through the date of termination (prorated for a short month as necessary), and the parties shall cooperate with each other, including, without limitation, the prompt and accurate transfer of books, accounts and records in all forms, as is necessary and appropriate to achieve a smooth transition. Neither this Agreement nor its termination shall affect the parties' respective rights and obligations under the Asset Purchase Agreement.

         8.05 REMEDIES CUMULATIVE. Neither the right of termination nor the right to sue for damages nor any other remedy available to either party hereunder will be exclusive of any other remedy under this Agreement or otherwise existing at law or in equity.


                                   ARTICLE IX
                               General Provisions

         9.01 NONINTERFERENCE. Manager shall have all reasonable discretion in the operation, direction, management, and supervision of the Business. Owner shall not interfere with or give orders or instructions to or about personnel employed or otherwise performing services for the Business.

         9.02 USE OF FINANCIAL DATA. Manager may use the financial data pertaining to the operation of the Business in its marketing program and/or the promotion of its management services; provided, however, that any such use will be subject to the prior written approval of Owner, which shall not be unreasonably withheld or delayed. Manager understands that Owner is a subsidiary of a publicly held corporation and that the provisions of this paragraph will be governed accordingly.

         9.03 NOTICES. Any notices, demands, or other communications required or permitted to be given by any provision of this Agreement shall be given in writing, delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

         To Owner:                  RedChip.com, Inc.
                                    26880 Laguna Hills Road, Suite 200
                                    Aliso Viejo, California 92656
                                       Attn: Michael Neufeld

         To Manager:                RedChip Companies, LLC
                                    601 W. Main, Suite 1118
                                    Spokane. Washington 99201
                                       Attn: Scott Atkison

or to any other addresses a party may from time to time designate by written notice to the other party given in accordance with this Article. Notice shall be considered given when personally delivered or mailed, and shall be considered received on the earlier of the day on which the notice is actually received by the party to whom the notice is addressed or the third day after the notice is given.

         9.04 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement creates the relationship of partners or joint venturers between the parties, and the parties understand and agree that Manager is at all times an independent contractor of Owner.

         9.05 AMENDMENT. This Agreement may be modified, amended, changed, or terminated, in whole or in part, only by an agreement in writing duly authorized and executed by both Owner and Manager.

         9.06 NO GUARANTEE. Manager makes no guarantee, warranty, or representation that there will be profits or that there will not be losses from the operation of the Business, but Manager shall use its best efforts, consistent with the terms of this Agreement, to produce profits.

         9.07 HEADINGS FOR CONVENIENCE ONLY. The article and section headings, captions, and titles contained in this Agreement are intended for convenience and reference only, and are not intended to define, limit, or describe the scope or intent of any provisions of this Agreement.

         9.08 APPROVAL OR CONSENT. Whenever any provision of this Agreement requires the approval or consent of either party, that party shall give either its approval or denial, as the case may be, in writing in a prompt manner. Owner and Manager shall each designate a representative, and whenever approval or consent is required, such communication shall be directed to such representative.

         9.09 GOVERNING LAW AND VENUE. This Agreement will be construed and interpreted in accordance with the laws of the State of Washington and venue shall lie in Spokane County, Washington.

         9.10 SEVERABILITY. Invalidation of any of the provisions of this Agreement or of any section, sentence, clause, phrase, or word in this Agreement, or the unenforceability of the Agreement in any given circumstance, shall not affect the validity of the remainder of this Agreement or the application of this Agreement in any other circumstance.

         9.11 BINDING EFFECT. Except as otherwise specifically provided in this Agreement, the Agreement will be immediately binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors, and permitted assigns.

         9.12 ATTORNEYS' FEES. If any suit or action is brought by any party to enforce any of the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees and costs, including those incurred in any appellate proceeding.



                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Owner and Manager have executed this Management Agreement as of the date first above written.

OWNER:                                      MANAGER

RedChip.com, Inc.                           RedChip Companies, LLC


/s/ Michael Neufeld                         /s/ James Simmons
-----------------------------               -----------------------------
By: Michale Neufeld, its CFO                By: James Simmons, its CEO

                                    EXHIBIT A

                       Actions Requiring Approval of Owner
                       -----------------------------------

         The prior approval of the Owner must be obtained before any of the following actions in this Exhibit A may be taken, or agreed to be taken, by the Manager on behalf of the Business:

(1) Any communication or action taken in an effort to collect or settle any accounts receivable of the Business;

(2) Any communication or action taken in connection with the payment, satisfaction or settlement of an outstanding trade payable or other indebtedness of the Business;

(3) Any sale or other disposition (including encumbrances) of all or a substantial part of the assets of the Business or other material transactions not in the ordinary course of its business;

(4) entering into any significant long-term contracts, leases, agreements or purchases that are outside the ordinary course of the Business;

(5) making a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Business;

(6) the incurrence by the Business of any liability, direct or indirect, actual or contingent, with respect to any indebtedness for borrowed money, or any mortgage, deed of trust, pledge or other security device securing any such liability or the refunding, refinancing, increasing, modification, consolidation or extension of the maturity of any of the foregoing;

(7) taking any action in response to another action or intended action to any governmental agency which could have any direct adverse effect on the continued validity of any license or authorization necessary for the operation of the Business;

(8)      any merger, spin-off reorganization or liquidation of the Business; or

(9) granting powers of attorney or other kind of authorization to undertake any action described above.

EXHIBIT C


                            PACIFIC SUMMIT SECURITIES
                         2082 MICHELSON DRIVE, SUITE 100
                            IRVINE, CALIFORNIA 92612



August 28, 2001



The Board of Directors
FreeRealTime.com, Inc.
26880 Laguna Hills Drive
Suite 200
Aliso Viejo, CA 92656

         RE: FAIRNESS OPINION - SALE OF REDCHIP.COM, INC. TO REDCHIP COMPANIES, L.L.C.

Gentlemen:

Pacific Summit Securities ("PSS" or the "Firm) has been retained to serve as an independent financial advisor with regards to the pending transaction (the "Transaction") whereby substantially all of the assets of RedChip.com, Inc. ("RedChip" or the "Company") will be acquired by RedChip Companies, L.L.C. (the "Purchaser") for approximately $973,000 which will be paid in a combination of cash and assumption of certain outstanding debt and liabilities. In addition, pursuant to a management agreement between the Purchaser and the Company, Purchaser has agreed to assume and pay all operating expense deficiencies of the Company from May 1, 2001 through the closing of the Transaction. To date, Purchaser has assumed and paid approximately $662,000 in operating expense deficiencies of the Company pursuant to this management agreement.

In its role as an independent financial advisor, you have requested PSS to render an opinion (the "Opinion") as to whether the terms and conditions of the proposed Transaction are fair to FreeRealTime's shareholders from a financial point of view. In connection with this Opinion, we have made such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. We have reviewed the Asset Purchase Agreement and discussed its provisions with RedChip management ("Management") and Company Counsel. We visited Company headquarters and interviewed Management and certain key employees and reviewed written materials provided to us by Company Management as well as by the management of FreeRealTime. In addition, we reviewed the financial industry for companies and transactions which could be deemed "comparable" to RedChip in its asset sale to the Purchaser.

Our Opinion assumes the accuracy and completeness of the information provided to us by the Company and its Counsel. We have not independently verified the accuracy and completeness of such information and, therefore, do not assume any responsibility with respect thereto. Furthermore, industry information and data used as background for our analysis and valuation were obtained from regularly published sources which we believe to be reliable. We did not independently verify the information obtained from those published sources for accuracy and completeness.

We have also taken into account our assessment of general economic, market and financial conditions, as well as our experience in securities valuation in reaching our conclusions. Our analysis and Opinion are necessarily based upon conditions as they exist and can be evaluated as of this date. It is understood that we have been retained for the limited purpose of addressing the fairness of the proposed Transaction from a financial point of view and not for the purpose of addressing other potential transactions or the Company's underlying business decision to proceed with the Transaction.

                                   CONCLUSION

Based upon the above, and assuming the accuracy and completeness of all information provided to us, it is our opinion that as of this date the proposed Transaction is fair to the shareholders of FreeRealTime.com, Inc. from a financial point of view.


Sincerely,


/s/ James L. Watts
-----------------------------
James L. Watts
For Pacific Summit Securities


                                       C-2